Exhibit 10.1

Published Deal CUSIP#    49446MAJ9

Published Term Loan Facility CUSIP#    49446MAK6

$650,000,000

CREDIT AGREEMENT

Dated as of January 30, 2015

among

KIMCO REALTY CORPORATION,

as Borrower

The Several Lenders

from time to time party hereto,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

PNC CAPITAL MARKETS LLC

REGIONS CAPITAL MARKETS,

as Joint Lead Arrangers and Bookrunners

REGIONS BANK,

WELLS FARGO BANK, NATIONAL ASSOCIATION

JPMORGAN CHASE BANK, N.A.

as Syndication Agents

THE BANK OF NEW YORK MELLON

U.S. BANK NATIONAL ASSOCIATION

as Documentation Agents

EXHIBITS:

Exhibit A	--	Form of Assignment and Assumption
Exhibit B	--	Form of Note
Exhibit C	--	Form of Subsidiary Guarantee
Exhibit D	--	Form of Closing Certificate of the Borrower
Exhibit E	--	Form of Compliance Certificate
Exhibit F	--	Form of U.S. Tax Certificate

SCHEDULES:

Schedule 1.1A	--	Lenders and Commitments Immediately After Giving Effect to Effective Date
Schedule 4.1	--	Certain Financial Disclosure
Schedule 4.19	--	Condemnation Proceedings
Schedule 7.2	--	Transaction(s) Referred to in Section 7.2
Schedule 7.7	--	Restrictive Agreements

CREDIT AGREEMENT, dated as of January 30, 2015, among KIMCO REALTY CORPORATION, a Maryland corporation (“Kimco” or the “Borrower”), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the “Lenders”), REGIONS BANK, WELLS FARGO BANK, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, N.A., as Syndication Agents (in such capacity, collectively, the “Syndication Agents”), THE BANK OF NEW YORK MELLON and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agents (in such capacity, collectively, the “Documentation Agents”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

RECITALS

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1

Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% per annum and (c) the Eurocurrency Rate that would be payable on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a Eurocurrency Loan with a one-month Interest Period  made on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, so long as a Eurocurrency Rate is offered, ascertainable and not unlawful.  For purposes hereof: “Prime Rate” shall mean the interest rate per annum announced from time to time by PNC at its principal office in Pittsburgh, Pennsylvania as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by PNC; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acceptable Jurisdiction”: a jurisdiction (other than the United States) acceptable to the Administrative Agent in its sole discretion, including, if requested by the Administrative Agent in its sole discretion, based on satisfactory advice received by it from local counsel in such jurisdiction with respect to the procedure for enforcement of a U.S. judgment in such jurisdiction, and the collection of such judgment from assets located there.

“Adjusted Net Income”: for any period, as to Kimco and the Consolidated Entities, Consolidated Net Income; provided that there shall be excluded the income (or deficit) of any Person other than Kimco accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Kimco or any of its Subsidiaries.

“Administrative Agent”: as defined in the introductory paragraph hereof.

“Administrative Agent Affiliate”: as defined in Section 9.1(b).

“Administrative Questionnaire”: as defined in Section 10.6.

“Affiliate”: as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

“Agent Bank”: as defined in Section 9.1(f).

“Agreement”: this Credit Agreement.

“Alternate Currency”: any Currency other than dollars.

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its A ffiliates from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: with respect to each Loan at any date, the applicable percentage per annum set forth below based upon the Status on such date:

	Level I	Level II	Level III	Level IV	Level V
	Status	Status	Status	Status	Status

Eurocurrency Loans	0.900%	0.950%	1.150%	1.400%	1.800%
ABR Loans	0.000%	0.000%	0.150%	0.400%	0.800%

“Applicable Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments of all Lenders (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans then outstanding constitutes of the aggregate principal amount of the Loans of all Lenders (disregarding any Defaulting Lender’s Loans then outstanding).

“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption”: as defined in Section 10.6.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Baseline Conditions”: as to any Wholly Owned Subsidiary that becomes a Subsidiary Guarantor, in connection with the incurrence by such Subsidiary of any obligations in respect of the Facility, that such Subsidiary (a) at the time of determination can truthfully make each of the Baseline Representations and Warranties in all material respects and (b) if such Subsidiary is not organized under the laws of any state of the United States, (i) shall be organized under the laws of an Acceptable Jurisdiction and (ii) shall have submitted for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, including for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

“Baseline Representations and Warranties”: with respect to each Subsidiary Guarantor, the representations and warranties contained in Sections 4.3(b) (only as to itself and not as to its Subsidiaries), 4.4, 4.5(b), 4.13, 4.14, 4.16 and 4.22.

“Board”: the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Borrower”: as defined in the introductory paragraph hereof.

“Borrowing”: Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents”: (a) securities denominated in Dollars or any other currency of any Qualified Jurisdiction (any of the foregoing, “Currency”), in any event issued or directly and fully guaranteed or insured by the United States Government or any other Qualified Jurisdiction, as applicable, or any agency or instrumentality of any of them, having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit denominated in Currency having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and having capital and surplus in excess of $500,000,000 (or the equivalent in the applicable Currency), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper denominated in Currency rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the date of acquisition and (e) investments in money market funds that have assets in excess of $2,000,000,000 (or the equivalent in the applicable Currency), are managed by recognized and responsible institutions and invest all of their assets in any one or more of (i) obligations of the types referred to in clauses (a), (b), (c) and (d) above and (ii) commercial paper denominated in Currency having at least the rating described in clause (d) above and maturing within 270 days after the date of acquisition.

“Change in Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Kimco; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Kimco by Persons who were neither (i) nominated by the board of directors of Kimco nor (ii) appointed by directors so nominated.

“Change in Law”: the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any central bank or other Governmental Authority made or issued after the date of this Agreement; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case referred to in clause (i) or (ii) be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

“CIP Regulations”: as defined in Section 9.3.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the obligation (if any) to make Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1A.  The aggregate amount of the Lenders' Commitments is $650,000,000.

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with Kimco within the meaning of Section 4001 of ERISA or is part of a group which includes Kimco and which is treated as a single employer under Section 414 of the Code.

“Confidential Executive Summary”: the Confidential Executive Summary, dated January 2015 with respect to Kimco and the Facility herein.

“Consolidated Entities”: as of any date of determination, any entities whose financial results are consolidated with those of Kimco in accordance with GAAP.

“Consolidated Net Income”: for any period, net income (or loss) of Kimco and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Currency”: as defined in the definition of the term “Cash Equivalents”.

“Default”: any of the events specified in Article VIII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, or (ii) pay over to any Lender Party any other amount required to be funded or paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular facts or circumstances giving rise to such failure to satisfy a condition precedent) has not been satisfied, (b) has notified Kimco or any Lender Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by the Administrative Agent of such certification in form and substance reasonably satisfactory to the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Documentation Agents”: as defined in the introductory paragraph hereof.

“Dollar Equivalent”: on any date of determination, (a) with respect to any amount in dollars, such amount, and (b) with respect to any amount in an Alternate Currency, the equivalent in dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Alternate Currency in effect at the applicable time.

“Dollars”, “dollars” and “$”:  lawful currency of the United States of America.

“EBITDA”: for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

“Effective Date”: the date on which the conditions set forth in Section 5.1 shall be satisfied (or waived in accordance with Section 10.1).

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Kimco, any Entity or any of their respective assets or properties.

“Entity”: as of any date of determination, any Consolidated Entity or Unconsolidated Entity.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Loans”: Loans, the rate of interest applicable to which is based upon the Eurocurrency Rate.

“Eurocurrency Rate”: with respect to any Eurocurrency Loan for any Interest Period, the interest rate per annum determined by dividing (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or, in the event such page is not available, the rate which is quoted by another source selected by the Administrative Agent (in its reasonable discretion) which has been approved by ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”) (any such rate described in this clause (a), the “LIBOR Screen Rate”), at approximately 11:00 a.m., London time, on the applicable Quotation Date as the London interbank offered rate for U.S. Dollars for an amount comparable to such amount and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent (acting reasonably) at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Eurocurrency Reserve Percentage.  The Eurocurrency Rate may also be expressed by the following formula:

Eurocurrency Rate =	Average of London interbank offered rates quoted by Bloomberg as shown on Bloomberg Page BBAM1 or appropriate successor
1.00 - Eurocurrency Reserve Percentage

The Eurocurrency Rate shall be adjusted with respect to any portion of the Loan comprising any Eurocurrency Loan on the effective date of any change in the Eurocurrency Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrower of the Eurocurrency Rate as determined or adjusted in accordance herewith.  Notwithstanding the foregoing, if a LIBOR Screen Rate shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Eurocurrency Rate for such Interest Period shall be the Interpolated Rate, subject to the provisions described in Section 2.8.

“Eurocurrency Reserve Percentage”: as of any day, the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to Eurocurrency Loans.

“Eurocurrency Tranche”: the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Article VIII, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Exchange Rate”: on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Alternate Currency.  In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon in writing by the Administrative Agent and Kimco, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Alternate Currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m., local time, on such date for the purchase of dollars for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Kimco, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Taxes”: with respect to any payment made by any Loan Party under this Agreement or the other Loan Documents, any of the following Taxes imposed on or with respect to a Recipient, (a) income or franchise Taxes (i) imposed on (or measured by) net income by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) withholding Taxes resulting from any law in effect on the date such Recipient becomes a party to this Agreement (or designates a new lending office) except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Taxes pursuant to Section 2.12(a); (d) any Tax that is imposed as a result of a Recipient's failure to comply with Section 2.12(d), and (e) any Taxes imposed under FATCA, including as a result of such Recipient's failure to comply with Section 2.12(d)(iii).

“Existing Credit Agreement”: the Credit Agreement dated as of April 17, 2012 among Kimco, the several banks, financial institutions and other entities from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and the other agents party thereto, as amended, restated, supplemented or otherwise modified.

“Existing Lender”: each lender under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement.

“Existing Loans”: the loans made by the Existing Lenders that are outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement.

“Existing Notes”: all promissory notes issued to Existing Lenders under the Existing Credit Agreement that have not been replaced by subsequent promissory notes issued to Existing Lenders under the Existing Credit Agreement.

“Existing Revolving Credit Agreement”: the Amended and Restated Credit Agreement dated as of March 17, 2014 among Kimco, the Subsidiary Borrowers from time to time party thereto, the several banks, financial institutions and other entities from time to time party thereto, the Issuing Lender party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Extension Conditions”: (a) on or prior to the applicable extension date, Kimco shall have paid to the Administrative Agent for the ratable account of the Lenders (i) in connection with the extension of the Facility to the First Extended Maturity Date, a nonrefundable extension fee in an amount equal to 0.10% of the aggregate amount of the Loans outstanding at the time of the applicable extension date and (ii) in connection with the extension of the Facility to the Second Extended Maturity Date or the Third Extended Maturity Date, as applicable, a nonrefundable extension fee in an amount equal to 0.075% of the aggregate amount of the Loans outstanding at the time of the applicable extension date; (b) each of the representations and warranties made by Kimco in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the applicable extension date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; (c) no Default or Event of Default shall have occurred and be continuing on the date of such notice or as of the applicable extension date; and (d) Kimco would be in compliance with each financial covenant set forth in paragraphs (a) through (f) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of the applicable extension date (provided that for the purposes of determining such compliance, Gross Asset Value and, for the avoidance of doubt, the ratios set forth in Section 7.1(e) and (f), shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(b)).  For purposes hereof and of Section 10.9, the term “applicable extension date” shall mean, in connection with any extension of the Maturity Date pursuant to Section 10.9, the first date upon which both of the following shall have occurred: (a) Kimco shall have delivered its Maturity Extension Notice with respect to such extension and (b) Kimco shall have made the applicable payment described in clause (a) of the previous sentence in respect of such extension.

“Facility”: the term loan credit facility established pursuant to this Agreement.

“FATCA”: Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended and successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”: as defined in the definition of the term “ABR”.

“Fee Letters”: collectively, (a) the fee letter dated December 31, 2014 among Kimco, PNC and PNC Capital Markets LLC regarding certain fees payable in connection with the Facility, and (b) the fee letter dated December 31, 2014 among Kimco, Regions Bank and Regions Capital Markets regarding certain fees payable in connection with the Facility.

“Final Date”: as defined in Section 2.11(d).

“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

“First Extended Maturity Date”:  as defined in Section 10.9.

“GAAP”: generally accepted accounting principles in the United States of America.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Asset Value”: as of any relevant date, an amount equal to (I) the sum, without duplication, of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 7.00%, plus (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, plus (c) the sum of the following items of Kimco and the Consolidated Entities: (i) land and development projects as of such date valued at the lower of “cost” or book value, and (ii) mezzanine and mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date, plus (d) Kimco’s investments in and advances to the Unconsolidated Entities valued at the lower of cost or market as reflected in the consolidated financial statements of Kimco as of such date, plus (e) 100% of the bona fide purchase price of Properties acquired within 24 months prior to such date, minus (II) as applicable, (a) the amount, if any, excluded from the amount of Total Indebtedness for purposes of calculating the ratio of Total Indebtedness to Gross Asset Value as set forth in the proviso of Section 7.1(a), or (b) the amount, if any, excluded from the amount of Total Priority Indebtedness for purposes of calculating the ratio of Total Priority Indebtedness to Gross Asset Value as set forth in the proviso of Section 7.1(b); provided that (1) the items described in clause (I)(d) shall not be taken into account to the extent that the amount thereof exceeds 30% of Gross Asset Value, (2) the items described in clauses (I)(c) and (I)(d) (other than mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 40% of Gross Asset Value, and (3) not more than 30% in the aggregate of items comprising Gross Asset Value shall be attributable to assets located outside of the United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided that in all events (and regardless of the existence of a stated liability amount), the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith.

“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Interest Period”: as defined in the definition of Eurocurrency Rate.

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) all reimbursement obligations for letters of credit and other contingent liabilities,  (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

“Indemnified Taxes”: Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by any Loan Party under this Agreement and the other Loan Documents.

“Ineligible Institution”: (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) any Loan Party or any Affiliate of any Loan Party , or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: as defined in Section 4.9.

“Interest Payment Date”: (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the Termination Date, and (b) as to any Eurocurrency Loan, the last day of the Interest Period with respect thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.

“Interest Period”: with respect to any Eurocurrency Loan:

(a)

initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)

thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)

if any Interest Period pertaining to a Eurocurrency Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)

any Interest Period pertaining to a Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(3)

in no event shall any Interest Period end on a day subsequent to the Termination Date.

“Interpolated Rate”: at any time, for any Interest Period, the rate per annum (rounded upward to four decimal places) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable LIBOR Screen Rate (for the longest period for which the applicable LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the applicable LIBOR Screen Rate for the shortest period (for which such LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m., London time on the applicable Quotation Date.  When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of clause (a) above shall be deemed to be the overnight screen rate where "overnight screen rate" means, in relation to any currency, the overnight rate for such currency determined by the Administrative Agent from such service as the Administrative Agent may select.

“Investment Entity”: as to any Person, a corporation, limited liability company, partnership or other entity in which Kimco has a direct or indirect interest, but which is not a Subsidiary.

“IRS”: the United States Internal Revenue Service.

“Joint Lead Arrangers”: collectively, PNC Capital Markets LLC and Regions Capital Markets and each of their respective successors and assigns.

“Kimco”: As defined in the introductory paragraph hereof.

“Lead Lenders”: collectively, PNC and Regions Bank.

“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender Party”: each of the Administrative Agent and the Lenders.

“Lender Reply Period”: as defined in Section 9.6.

“Lenders”: as defined in the introductory paragraph hereof.

“Level I Status”: as defined in the definition of “Status” in this Section 1.1.

“Level II Status”: as defined in the definition of “Status” in this Section 1.1.

“Level III Status”: as defined in the definition of “Status” in this Section 1.1.

“Level IV Status”: as defined in the definition of “Status” in this Section 1.1.

“Level V Status”: as defined in the definition of “Status” in this Section 1.1.

“LIBOR Screen Rate”: as defined in the definition of Eurocurrency Rate.

“Lien”: any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan”: each loan made by the Lenders to the Borrower pursuant to this Agreement (whether such Loans are Eurocurrency Loans or ABR Loans).

“Loan Documents”: this Agreement, the Notes, each Subsidiary Guarantee (if any) and the Fee Letters, and any instrument or agreement waiving, amending, or supplementing any Loan Document.

“Loan Parties”: as of any applicable date of determination, (a) Kimco and (b) each Subsidiary Guarantor.

“Major Acquisitions”: with respect to any applicable period, one or more acquisitions by Kimco or one of its Subsidiaries during such period of the Capital Stock and/or assets of another Person that (a) are otherwise permitted by this Agreement and the other Loan Documents and (b) involve the payment by Kimco or such Subsidiary of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 in the aggregate for all such acquisitions during such period.

“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or financial condition of Kimco and its Subsidiaries taken as a whole, (b) the ability of Kimco to perform its obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: (a) the date that is the second anniversary of the date of this Agreement, or (b) if the term of the Facility is extended pursuant to Section 10.9, the First Extended Maturity Date, the Second Extended Maturity Date or the Third Extended Maturity Date, as applicable; provided that references hereunder to the Maturity Date shall be to the Maturity Date specified in clause (a) unless and until extended in accordance with said Section 10.9.

“Maturity Extension Notice”:  as defined in Section 10.9.

“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Excluded Taxes”: as defined in Section 2.12(a).

“Non-Recourse Indebtedness”: Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement); provided further that, notwithstanding the foregoing, any Indebtedness which would otherwise constitute Recourse Indebtedness (or which would not constitute Non-Recourse Indebtedness hereunder), shall be included as Non-Recourse Indebtedness for all purposes hereunder if and to the extent such Indebtedness is not recourse (either contractually or by operation of law) to Kimco (except in the case of customary indemnities or customary potential recourse carve-outs contained in the applicable documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

“Non-U.S. Lender”: a Lender that is not a U.S. Person.

“Notes”: as defined in Section 2.2(b).

“Obligated Property Owner”: as defined in the definition of the term “Unencumbered Properties”.

“Obligations”: with respect to the Borrower, all obligations, liabilities and Indebtedness of every nature of the Borrower from time to time owing to any Lender or the Administrative Agent, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

“Original Maturity Date”:  as defined in Section 10.9.

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or the other Loan Documents, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: means any present or future stamp, court, documentary, intangible, recording, filing, or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Documents, except any such Taxes that are Excluded Taxes imposed with respect to an assignment (other than an assignment under Section 2.15).

“Ownership Percentage”: (a) in respect of a Wholly Owned Subsidiary, 100%, and (b) in respect of (i) any other Consolidated Entity (other than a Wholly Owned Subsidiary) or (ii) an Unconsolidated Entity, Kimco’s direct and indirect percentage interest in such entity determined in accordance with GAAP.

“Participant”: as defined in Section 10.6.

“Participant Register”: as defined in Section 10.6(c).

“Patriot Act”: as defined in Section 10.21.

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Encumbrances”: (a) Liens imposed by law for taxes (i) that are not yet due and delinquent, or (ii) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes is Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured is Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Kimco or of any Wholly Owned Subsidiary that has any direct or indirect interest in any Unencumbered Property; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person”: an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Kimco or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PNC”: means PNC Bank, National Association and its successors and assigns.

“Prime Rate”: as defined in the definition of the term “ABR”.

“Property”: real property owned by Kimco or any of the Entities, or in which Kimco or any of the Entities has a leasehold interest.

“Property Gross Revenues”: with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following: (a) amounts received under leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating, insurance premiums and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such Property, and (e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

“Property NOI”: with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period.

“Property Operating Expenses: with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property, including the following: (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer’s social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of Kimco or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity. The following shall be excluded from Property Operating Expenses: (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to Kimco or its Affiliates, and (5) any expenditures made for capital improvements and the cost of leasing commissions.

 “Qualified Jurisdiction”: at any time of determination, any jurisdiction in which Kimco or any of its Subsidiaries is doing business at such time the government of which jurisdiction is internationally recognized at such time, including by the United States Government.

“Quotation Date”: with respect to any Eurocurrency Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period (unless market practice differs in the relevant market where the Eurocurrency Rate is to be determined, in which case the Quotation Date will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Date will be the last of those days)).

“Recipient”: as applicable, (a) the Administrative Agent and (b) any Lender.

“Recourse Indebtedness”: any Indebtedness of any Person, (A) to the extent that Kimco is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by Kimco or that Kimco otherwise stands as a surety or accommodation party for such debt (provided that the amount of any such obligation shall be deemed, for the purpose of this definition, to be Kimco’s maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith), or (C) as to which a Lien securing such debt has been placed against any assets of Kimco (excluding from this clause (C) Non-Recourse Indebtedness of Kimco).  (Any such Indebtedness shall not be treated as Recourse Indebtedness solely because of customary potential recourse carveouts contained in documentation, provided that if a claim is made in connection with such potential recourse carve-outs, such claim shall constitute Recourse Indebtedness for the purposes of this Agreement).

“Reference Banks”: (a) the principal London offices of JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association; (b) such other banks as may be appointed pursuant to Section 2.8(a); and (c) in any other case, such other banks as may be appointed by the Administrative Agent in consultation with Kimco.

“Reference Bank Rate”: the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the applicable Reference Banks as of 11:00 a.m., London time, on the Quotation Date for Loans in Dollars and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the then-market-standard interbank market in Dollars for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size for that period.

“Register”: as defined in Section 10.6.

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Related Parties”: as defined in Section 9.1.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

“Required Lenders”: at any time, the holders of at least 51% of the aggregate Commitments, or, if the Commitments have been terminated, the sum of the aggregate unpaid principal amount of the Loans at such time.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: with respect to any Person, the chief executive officer and the president of such Person or, with respect to financial matters, the chief financial officer or the treasurer of such Person.

“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Country”: a country or territory which is the subject of Sanctions.

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Second Extended Maturity Date”:  as defined in Section 10.9.

“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”: as to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person  will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as determined in accordance with applicable U.S. federal and state laws (or analogous applicable foreign laws) governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business.

“Status”: as to Kimco, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

As used in this definition:

“Level I Status” exists at any date if, at such date, Kimco has a long-term senior unsecured debt rating of A- or better by S&P and A3 or better by Moody’s;

“Level II Status” exists at any date if, at such date, Level I Status does not exist and Kimco has a long-term senior unsecured debt rating of BBB+ or better by S&P and Baa1 or better by Moody’s;

“Level III Status” exists at any date if, at such date, neither Level I Status nor Level II Status exists and Kimco has a long-term senior unsecured debt rating of BBB or better by S&P and Baa2 or better by Moody’s;

“Level IV Status” exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and Kimco has a long-term senior unsecured debt rating of BBB- or better by S&P and Baa3 or better by Moody’s; and

“Level V Status” exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists;

provided that (i) in the event of a “split” rating, the Applicable Margin shall be based upon the higher of the two ratings, (ii) Kimco may, at its option, obtain a debt rating from a third nationally-recognized rating agency (it being understood that Fitch, Inc. is a nationally-recognized rating agency), in which case the Applicable Margin, shall be based on the lower of the two highest ratings, at least one of which must be Moody’s or S&P, and (iii) if S&P and/or Moody’s shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and Kimco shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody’s shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

“Subsidiary”: as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Kimco.

“Subsidiary Guarantee”: each Guarantee, substantially in the form of Exhibit C, executed and delivered by a Subsidiary Guarantor, in accordance with the terms of this Agreement.

“Subsidiary Guarantor”: as defined in Section 10.10.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Kimco or any Affiliate thereof shall be a Swap Agreement.

“Syndication Agents”: as defined in the introductory paragraph hereof.

“Taxes”: any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: the date that is the earliest to occur of (a) the Maturity Date and (b) the date on which the Loans shall become due and payable hereunder by acceleration.

“Test Period”: a period of four (4) consecutive fiscal quarters of Kimco.

“Third Extended Maturity Date”:  as defined in Section 10.9.

“Total Adjusted EBITDA”: for any Test Period, Total EBITDA for such period minus (without duplication) (i) replacement reserves of $0.15 per square foot of gross leasable area per annum, pro-rated for the applicable period, (ii) non-cash revenue for such period attributable to straight-lining of rents, (iii) EBITDA for such period attributable to Unconsolidated Entities, (iv) income for such period from mezzanine and mortgage loan receivables, (v) dividend and interest income from marketable securities, (vi) EBITDA for such period attributable to Properties acquired within 24 months prior to the last day of such Test Period, and (vii) Kimco’s and its Affiliates’ management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties to the extent that such items referred to in this clause (vii), in the aggregate, exceed 15% of Total EBITDA.

“Total Debt Service”: in respect of any Test Period, interest expense plus scheduled principal debt amortization for Kimco and the Consolidated Entities on the aggregate principal amount of their respective Indebtedness (provided that there shall be excluded optional prepayments and balloon payments due at maturity, and non-cash interest expense with respect to convertible debt, and provided, further, that the amount of any scheduled principal debt amortization payment paid during such Test Period with respect to Indebtedness related to a property acquired during such Test Period or otherwise assumed in connection with an acquisition consummated during such Test Period shall be limited, for purposes of calculating Total Debt Service, in proportion to the fraction of such Test Period during which Kimco or another Consolidated Entity owned such property or had assumed such Indebtedness, as applicable), plus preferred stock dividends paid during such Test Period.

“Total EBITDA”: for any period, Adjusted Net Income of Kimco and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, acquisition costs, gains or losses on extraordinary items and gains or losses on early extinguishment of debt, plus, without duplication, EBITDA of Unconsolidated Entities.

“Total Indebtedness”: as of any date of determination, the principal amount of all Indebtedness of Kimco, of its Wholly Owned Subsidiaries and of any other Consolidated Entities, outstanding at such date.

“Total Priority Indebtedness”: as of any date of determination, the aggregate of (a) Indebtedness of Kimco or of any of the Consolidated Entities outstanding as of such date, secured by any asset of Kimco or the Consolidated Entities, and (b) all unsecured third party Indebtedness of the Consolidated Entities to Persons other than Kimco or any Consolidated Entity outstanding as of such date except to the extent that such unsecured third party Indebtedness is unconditionally and irrevocably guaranteed by Kimco.

“Total Unsecured Interest Expense”: actual interest expense (accrued, paid, or capitalized, but excluding non-cash interest expense with respect to convertible debt) on all Unsecured Debt of Kimco or of any Consolidated Entity.

“Transferee”: as defined in Section 10.7.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

“Unconsolidated Entity”: as of any date of determination, a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which Kimco, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with Kimco for financial reporting purposes (including, for the avoidance of doubt, (i) any entity in which the only investment by Kimco or any Affiliate thereof consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, and (ii) any entity as to which Kimco (together with its Affiliates) does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity).

“unencumbered”: with respect to any asset, as of any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or restricts in a material manner Kimco or any of the Entities from creating, incurring, assuming or suffering to exist any Lien upon, or conveying, selling, leasing, transferring or otherwise disposing of, any assets or Capital Stock of Kimco or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by Kimco and the Entities) and (c) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of Kimco or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Encumbrances) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an “equal and ratable” clause contained in any agreement governing Indebtedness).

“Unencumbered Assets NOI”: for any period, Unencumbered Property NOI, plus (a) 75% of management fee revenues earned by Kimco and its Wholly Owned Subsidiaries in respect of properties owned by any Unconsolidated Entity, plus (b) the sum of dividend and interest income from unencumbered marketable securities and unencumbered mezzanine and mortgage loan receivables; provided that management fee revenues earned in respect of properties owned by any Unconsolidated Entity, dividend and interest income from unencumbered mezzanine loan receivables and Unencumbered Assets NOI attributable to assets located outside of the United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico shall not be taken into account to the extent the sum of all such items exceeds 30% of Unencumbered Assets NOI for the applicable period.

“Unencumbered Properties”: (a) Properties wholly owned by Kimco or by a Wholly Owned Subsidiary (or in  which Kimco or a Wholly Owned Subsidiary has a leasehold interest to the extent eligible pursuant to clause (b) of the second sentence of the definition of the term “Unencumbered Property NOI”), as to which Kimco has control, which Properties are unencumbered (including freedom from restrictions, whether on the Property itself or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of any Person having an ownership interest in such Property as collateral or selling such Property), and (b) other unencumbered Properties as to which Kimco or a Wholly Owned Subsidiary owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests or has a leasehold interest, as above, and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Unconsolidated Entities); provided that no such Property shall be treated as an Unencumbered Property at any time during which any Person (other than Kimco) having any direct or indirect ownership interest in such Property (a “Property Owner”) has any Indebtedness or has any obligation or liability, whether primary, secondary, direct, indirect, fixed, contingent, or otherwise (including as a guarantor or other surety or accommodation party, as the general partner of a partnership that has Recourse Indebtedness, under applicable law, or otherwise) in respect of any Indebtedness (an “Obligated Property Owner”), unless at such time each such Obligated Property Owner is a Wholly Owned Subsidiary of Kimco and a Subsidiary Guarantor pursuant to an effective Subsidiary Guarantee.

“Unencumbered Property NOI”: for any period, Property NOI for such period of Unencumbered Properties owned by Kimco or a Wholly Owned Subsidiary and the percentage equal to Kimco’s Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (x) management fees of 3% of revenues and (y) replacement reserves of $0.15 per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties.  For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Unconsolidated Entity shall be included and (b) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of Kimco for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years, and (ii) such leasehold position is mortgageable and the terms of the lease include customary secured lender protections (including that (A) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease).

“United States”: the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Cash and Cash Equivalents”: as of any date of determination, the sum of (a) the Dollar Equivalent of the aggregate amount of Unrestricted cash then held by Kimco or any of the Consolidated Entities and (b) the Dollar Equivalent of the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by Kimco or any of the Consolidated Entities.  As used in this definition, “Unrestricted” means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

“Unsecured Debt”: all Indebtedness which is not secured by a Lien on any income, Capital Stock, property or asset; provided that Unsecured Debt shall not include any Indebtedness included in the calculation of Total Priority Indebtedness.

“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Certificate”: as defined in Section 2.12(d)(ii)(D).

“Wholly Owned Subsidiary”: any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors’ qualifying shares required by law) are owned by Kimco directly or indirectly through one or more Wholly Owned Subsidiaries.

“Withholding Agent”: any Loan Party and the Administrative Agent.

SECTION 1.2

Other Definitional Provisions; Interpretation.

(a)

Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

(b)

Without limiting Section 1.3, as used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Kimco and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f)

The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)

The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)

Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3

Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Kimco notifies the Administrative Agent that Kimco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Kimco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE LOANS

SECTION 2.1

[Reserved].

SECTION 2.2

Loans; Etc.

(a)

Term Loan.

(i)

Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan to the Borrower in dollars, on a single occasion on the Effective Date, in an aggregate principal amount not to exceed its Commitment at such time.  Amounts prepaid or repaid in respect of Loans may not be reborrowed.

(ii)

Each Loan shall be made on the Effective Date as part of one or more Borrowings consisting of Loans made by the Lenders in accordance with their respective Applicable Percentages.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(iii)

Subject to Section 2.8 and Section 2.10, the Borrowings made on the Effective Date may be comprised of Eurocurrency Loans or ABR Loans or a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2(d) and 2.4, provided that no Loan shall be maintained as or converted into a Eurocurrency Loan after the day that is one (1) month prior to the Termination Date (it being understood that in the event that the Borrower has delivered a Maturity Extension Notice pursuant to Section 10.9 to extend the Maturity Date from the Original Maturity Date, the First Extended Maturity Date, or the Second Extended Maturity Date, as applicable, and in each case the Extension Conditions have been satisfied, Loans may be maintained as or converted into Eurocurrency Loans, at the option of the Borrower in accordance with the terms hereof, after the day that is one (1) month prior to the Original Maturity Date, the First Extended Maturity Date or the Second Extended Maturity Date, as applicable, so long as in each case such maintenance as or conversion to a Eurocurrency Loan does not occur later than the date that is one (1) month prior to the Third Extended Maturity Date).  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that each applicable Lender shall at all times comply with the requirements of this Agreement in respect thereto, including Section 2.12, and no Lender shall make any such election if and to the extent the same would cause the Borrower to increase its payment obligations hereunder.

(b)

Notes.  The Loans made by each Lender shall be evidenced by a promissory note executed and delivered by the Borrower at the request of such Lender, substantially in the form of Exhibit B, with appropriate insertions as to payee and date (a “Note”), payable to the order of such Lender in a principal amount equal to the aggregate unpaid principal amount of all Loans made by such Lender.  Each Lender is hereby authorized to record, as applicable, the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto on the schedule (including any continuation thereof) annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Notes.  Notwithstanding the foregoing, no Lender hereunder that was also an Existing Lender on the Effective Date shall be entitled to receive a Note hereunder unless such Lender has delivered to the Borrower (or to Moses & Singer LLP, special counsel to the Administrative Agent, for delivery to the Borrower) for cancellation all Existing Notes issued to it, if any, or written certification (together with customary indemnification provisions) that such Existing Notes are lost or cannot be located.

(c)

Repayment of Loans.  The Borrower shall repay all then outstanding Loans made to the Borrower on the Termination Date to the Administrative Agent for the account of each Lender in the currency in which such Loan was made.

(d)

Procedure for Borrowing Loans on the Effective Date.  The Borrower may borrow Loans on a single occasion on the Effective Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (i) three (3) Business Days prior to the Effective Date, if all or any part of the requested Loans are to be initially Eurocurrency Loans, or (ii) one (1) Business Day prior to the Effective Date, otherwise), specifying (A) the aggregate amount to be borrowed, (B) the anticipated Effective Date, (C) whether the borrowing is to be of Eurocurrency Loans, ABR Loans, or a combination thereof, and (D) if the borrowing is to be entirely or partly of Eurocurrency Loans the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Commitments shall be in an amount equal to (i) in the case of ABR Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof and (ii) in the case of Eurocurrency Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 10.2 prior to 1:00 P.M., New York City time, on the Effective Date in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

(e)

Eurocurrency Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, prepayments, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof, and (ii) there shall be no more than five (5) Eurocurrency Tranches outstanding at any one time.

(f)

Termination of Commitments.  The Commitments shall automatically and permanently terminate upon the earlier of (i) the making of the Loans on the Effective Date and (ii) February 4, 2015.

SECTION 2.3

Optional Prepayments.  The Borrower may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Loans to compliance with the terms of Section 2.2(e) and Section 2.13), in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.13.  Subject to Section 2.2(e), partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the aggregate outstanding principal amount of the Loans).

SECTION 2.4

Conversion and Continuation Options.

(a)

The Borrower may elect from time to time to convert Eurocurrency Loans to ABR Loans, by giving the Administrative Agent at least two (2) Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans by giving the Administrative Agent at least three (3) Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  All or any part of the outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.2(e) would not be contravened, and (iii) no Loan may be converted into a Eurocurrency Loan after the date that is one (1) month prior to the Termination Date.

(b)

Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.2(e) would be contravened, or (iii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any notice pursuant to this Section 2.4(b), the Administrative Agent shall promptly notify each Lender thereof.

SECTION 2.5

Fees.

Kimco shall pay to the Lead Lenders or the Joint Lead Arrangers, for their respective accounts (as applicable), and, to the extent mutually agreed upon by the Lead Lenders and the other Lenders, for the account of the Lenders, the fees in the amounts and on the dates previously agreed to in writing by Kimco pursuant to the Fee Letters.

SECTION 2.6

Interest Rates and Payment Dates.

(a)

Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

(b)

Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)

[Reserved].

(d)

[Reserved].

(e)

If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.6 plus 2% or (y) in the case of any overdue interest, fee or other amount, the rate described in Section 2.6(b) plus 2%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

(f)

Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.6(e) shall be payable from time to time on demand.

SECTION 2.7

Computation of Interest.

(a)

Interest (other than interest calculated on the basis of the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest calculated on the basis of the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurocurrency Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

(b)

Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurocurrency Loan.

SECTION 2.8

Market Disruption and Alternate Rate of Interest.

(a)

If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate for any Interest Period for a Borrowing of Eurocurrency Loans the LIBOR Screen Rate shall not be available for such Interest Period with respect to such Borrowing of Eurocurrency Loans for any reason and the Administrative Agent shall determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the applicable Reference Bank Rate shall be the Eurocurrency Rate for such Interest Period for such Borrowing of Eurocurrency Loans; provided,  however,  that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the Eurocurrency Rate for such Borrowing of Eurocurrency Loans, then (a) Kimco and the Administrative Agent may mutually agree in their reasonable discretion to appoint one or more additional Reference Banks (subject to consent by such Reference Bank(s)) for purposes of establishing the Reference Bank Rate that shall be the Eurocurrency Rate for such Interest Period for such Borrowing of Eurocurrency Loans, or (b) if no additional Reference Banks are so appointed or if additional Reference Banks are so appointed and less than two Reference Banks supply such a rate, then such Borrowing shall be made as an ABR Loan at the ABR.

(b)

If prior to the first day of any Interest Period for a Eurocurrency Borrowing:

(i)

the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrower) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for a Loan in Dollars for the applicable Interest Period; or

(ii)

the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate for a Loan in Dollars for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) (as conclusively certified by such Lenders or Lender, as the case may be) of making or maintaining their affected Loans during such Interest Period,

(c)

then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any interest election request pursuant to Section 2.4 that requests continuation of any Eurocurrency Loan for such applicable Interest Period  shall be ineffective, and (B) such Borrowing shall be made as an ABR Loan.  The Administrative Agent shall not make a determination described in Section 2.8(b)(i), and no Lender shall advise the Administrative Agent as described in Section 2.8(b)(ii), unless the Administrative Agent or such Lender, as applicable, is then generally making similar determinations or delivering similar advice, in each case, under other credit facilities to which it is a party with borrowers or account parties that are similarly situated to and of similar creditworthiness to the Borrower.

SECTION 2.9

Pro Rata Treatment and Payments.

(a)

The borrowing by the Borrower of Loans using the Commitments shall be made pro rata according to the respective Applicable Percentages of the Lenders.  Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders in the currency in which such Loan was made.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.  All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent’s office specified in Section 10.2 in immediately available funds.  It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal.  The Administrative Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)

Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Effective Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.9(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of the Effective Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

SECTION 2.10

Illegality.

Notwithstanding any other provision herein, if the adoption of or any Change in Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, to continue Eurocurrency Loans as such, or to convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

SECTION 2.11

Requirements of Law.

(a)

If any Change in Law:

(i)

shall impose, modify or hold applicable any reserve (except to the extent that such reserve is specifically subject to Section 2.11(c)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate;

(ii)

shall impose on such Lender any other condition; or

(iii)

subject any Recipient to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than (x) Indemnified Taxes and (y) Excluded Taxes);

and the result of any of the foregoing is to increase the cost to, or impose any expense (including loss of margin) upon, such Lender or such other Recipient, by an amount which such Lender or such other Recipient, as the case may be, deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, upon its demand, any additional amounts necessary to compensate such Lender or such other Recipient, as the case may be, for such increased cost or reduced amount receivable with respect to the Loans, this Agreement or the Commitments generally.  If any Lender or any other Recipient becomes entitled to claim any additional amounts pursuant to this Section 2.11(a), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled, provided that such amounts shall be no greater than amounts that such Lender or such other Recipient is generally charging other borrowers or account parties similarly situated to and of similar creditworthiness to the Borrower.

(b)

If any Lender shall have determined that the application of any Requirement of Law or any Change in Law regarding capital adequacy or liquidity or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital or liquidity as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and liquidity and such Lender’s treatment of its Commitments for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction with respect to the Loans, this Agreement or the Commitments generally; provided that such amounts shall be no greater than amounts that such Lender is generally charging other borrowers or account parties similarly situated to and of similar creditworthiness to the Borrower.

(c)

The Borrower agrees to pay to each Lender which requests compensation under this Section 2.11(c) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurocurrency Loan made by such Lender to the Borrower, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurocurrency Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurocurrency Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

(i)

the principal amount of the Eurocurrency Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

(ii)

the difference between (x) a fraction the numerator of which is the Eurocurrency Rate (expressed as a decimal) applicable to such Eurocurrency Loan, and the denominator of which is one (1) minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

(iii)

a fraction the numerator of which is one (1) and the denominator of which is 360.

Any Lender which gives notice under this Section 2.11(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

(d)

A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.  The agreements in this Section 2.11 shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the “Final Date”), until the first anniversary of the Final Date.  Notwithstanding anything contained in this Section 2.11, the Borrower shall not be obligated to pay any greater amounts than such Lender(s) is (are) generally charging other borrowers or account parties similarly situated to and of similar creditworthiness to the Borrower.

(e)

For the avoidance of doubt, this Section 2.11 (i) shall not entitle any Recipient to compensation in respect of any Excluded Taxes, (ii) shall not apply to (A) Indemnified Taxes imposed on payments by or on account of any obligations of the Borrower hereunder or under any Loan Document or (B) Other Taxes, it being understood that such Indemnified Taxes and Other Taxes shall be governed exclusively by Section 2.12, and (iii) shall not relieve any Lender of any obligation pursuant to Section 2.12.

SECTION 2.12

Taxes.

(a)

All payments made by any Loan Party under this Agreement and the Notes shall be made without withholding for any Taxes, unless such withholding is required by any law.  If any Withholding Agent determines in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law.  If such Taxes are Indemnified Taxes, then the amount payable by any Loan Party shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the applicable Recipient receives the amount it would have received had no such withholding been made.  Each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.  As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.  The agreements in this Section 2.12(a) shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder.

(b)

Indemnification by each Loan Party. Without duplication of any payments made pursuant to Section 2.12(a), each Loan Party shall jointly and severally indemnify each Recipient for any Indemnified Taxes that are directly paid or payable by such Recipient in connection with this Agreement and the other Loan Documents (including amounts paid or payable under this Section 2.12(b)) and any reasonable expenses arising therefrom or with respect thereto.  The indemnity under this Section 2.12(b) shall be paid within 10 days after the Recipient delivers to the applicable Loan Party a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.  Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(c)

Indemnification by the Lenders. Each Lender shall severally indemnify the  Administrative Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such  Indemnified Taxes and without limiting the obligation of such Loan Party to do so) attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement and the other Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The indemnity under this Section 2.12(c) shall be paid within 10 days after the

Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent.  Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(d)

Status of Lenders.

(i)

Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under this Agreement and the other Loan Documents shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.12(d)(ii)(A) through (E) below) shall not be required if in the Lender's judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.12(d).  If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)

Without limiting the generality of the foregoing, if the Borrower or Loan Party (or, if the Borrower or Loan Party is disregarded as an entity separate from its owner for U.S. federal income tax purposes, its sole owner) is a U.S. Person, any Lender (or if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, its sole owner) with respect to the Borrower shall, if it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of  whichever of the following is applicable:

(A)

IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)

(1) with respect to payments of interest under this Agreement and the other Loan Documents, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "interest" article of such tax treaty and (2) with respect to any other applicable payments under this Agreement and the other Loan Documents, IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the "business profits" or "other income" article of  such tax treaty;

(C)

IRS Form W-8ECI;

(D)

(1) IRS Form W-8BEN-E and (2) a certificate substantially in the form of Exhibit F (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (b)  a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E)

(1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this subsection (d)(ii) that would be required of each such  beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)

any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary  documentation necessary to enable the Borrower or Loan Party or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii)

If a payment made to a Lender under this Agreement and the other Loan Documents would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were  to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the

Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender's obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment.  Solely for purposes of this Section 2.12(d)(iii), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

SECTION 2.13

Indemnity.

The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including post-judgment expenses) which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of Eurocurrency Loans or in the conversion into or continuation of Eurocurrency Loans after the Borrower has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period (or proposed Interest Period), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market or other relevant market.  This covenant shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder, until the first anniversary of the Final Date.  Each Lender hereunder that is also an Existing Lender on the Effective Date agrees that the amount payable to it pursuant to Section 2.13 of the Existing Credit Agreement in connection with the repayment of the loans thereunder on the Effective Date or otherwise is zero.

SECTION 2.14

Change of Lending Office.

Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10, 2.11 or 2.12 with respect to such Lender or Transferee, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender or Transferee) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.14 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender or Transferee pursuant to Sections 2.10, 2.11 and 2.12.

SECTION 2.15

Replacement of Lenders under Certain Circumstances.

Kimco shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.11 (other than Section 2.11(c)) or 2.12, (b) is affected in the manner described in Section 2.10 and as a result thereof any of the actions described in Section 2.10 is required to be taken, (c) becomes a Defaulting Lender, or (d) does not consent to any amendment, waiver, supplement or modification to any Loan Document for which the consent of the Required Lenders has been obtained but that requires the consent of additional Lenders pursuant to any Loan Document; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.13 if any Eurocurrency Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that Kimco shall be obligated to pay the registration and processing fee referred to therein), (vii) the replaced Lender shall (except as provided in the following clause (ix)) be released from its obligations under this Agreement, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender if it defaulted in its obligation to make Loans hereunder.

SECTION 2.16

[Reserved].

SECTION 2.17

Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)

the Commitment and Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (a) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby; and

(b)

any amount payable by the Borrower to a Defaulting Lender under this Agreement (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender when paid by the Borrower, and in satisfaction of any such payment obligation, be retained by the Administrative Agent in a segregated account and, subject to any requirements of applicable law, be applied at such time or times as may be determined by the Administrative Agent in its discretion (i) first, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (ii) second, if so determined by the Administrative Agent and Kimco, held in such account as cash collateral for future obligations of the Defaulting Lender under or in connection with this Agreement, and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a prepayment of the principal amount of any Loans which a Defaulting Lender has funded, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans any Defaulting Lender.

ARTICLE III

[RESERVED]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent, and the Lenders to enter into this Agreement, to make or maintain the Loans, Kimco hereby represents and warrants, on the Effective Date, as to itself only, and not as to any other Loan Party, to the Administrative Agent and each Lender that:

SECTION 4.1

Financial Condition.

The consolidated balance sheet of Kimco and its subsidiaries as at December 31, 2012 and December 31, 2013 and the related consolidated statements of income and of cash flows for the respective fiscal years ended on such dates, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such dates, as applicable and the consolidated results of their operations and their consolidated cash flows for the applicable fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  Except as set forth on Schedule 4.1 or as publicly disclosed by the Borrower or any of its Subsidiaries prior to the Effective Date in any filings made with the SEC (including on Forms 10-Q or 8-K), neither Kimco nor any of the Consolidated Entities has, at the Effective Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.  Except as set forth on Schedule 4.1 or as publicly disclosed by the Borrower or any of its Subsidiaries prior to the Effective Date in any filings made with the SEC (including on Forms 10-Q or 8-K), during the period from December 31, 2013 to and including the Effective Date there has been no sale, transfer or other disposition by Kimco or any of the Consolidated Entities of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Kimco and the Consolidated Entities at December 31, 2013.

SECTION 4.2

No Change.

Since December 31, 2013, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.3

Corporate Existence; Compliance with Law.

(a)

Kimco (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

Each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation (or limited partnership or limited liability company or other form of organization, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iv) is in compliance with all Requirements of Law except, in the case of clauses (i), (ii), (iii) or (iv) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.4

Corporate Power; Authorization; Enforceable Obligations.

Each applicable Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Borrower, to borrow hereunder, and each applicable Loan Party has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Loan Document to which it is a party and, in the case of the Borrower, the borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Document.  Each Loan Document has been duly executed and delivered on behalf of each applicable Loan Party party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each applicable Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.5

No Legal Bar.

(a)

The execution, delivery and performance of the Loan Documents and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Kimco and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

(b)

The execution, delivery and performance of the Loan Documents and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the applicable Loan Party other than Kimco and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except, in each of the foregoing cases, where the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.6

No Material Litigation.

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Kimco, threatened by or against Kimco or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.7

No Default.

Neither Kimco nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 4.8

Ownership of Property.

Each of Kimco and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to all of its other material property.

SECTION 4.9

Intellectual Property.

Kimco and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes (“Intellectual Property”) necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any

Intellectual Property, nor does Kimco know of any valid basis for any such claim.  The use of such Intellectual Property by Kimco and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.10

No Burdensome Restrictions; Disclosure.

No Requirement of Law or Contractual Obligation of Kimco or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.  Neither the Confidential Executive Summary nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of Kimco to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Kimco represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 4.11

Taxes.

Each of Kimco and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of Kimco, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Kimco or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Kimco, no claim is being asserted, with respect to any such tax, fee or other charge.

SECTION 4.12

Federal Regulations.

No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board.  If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

SECTION 4.13

ERISA.

No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  The present value of all accrued benefits under each Single Employer Plan maintained by Kimco or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.  The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the assets of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) equals or exceeds the liabilities under all such Plans allocable to such benefits.

SECTION 4.14

Investment Company Act; Other Regulations.

The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

SECTION 4.15

Anti-Corruption Laws and Sanctions.

Neither the Borrower nor any Wholly Owned Subsidiary, nor any director or senior officer of the Borrower, nor, to the knowledge of Kimco, any director or senior officer of any Wholly Owned Subsidiary, is the subject of Sanctions.  Neither the Borrower nor any Wholly Owned Subsidiary is located, organized or resident in a Sanctioned Country.  No part of the proceeds of the Loans shall be used by the Borrower in violation of Anti-Corruption Laws or Sanctions.  The Borrower and each Wholly Owned Subsidiary is in compliance, in all material respects, with the Patriot Act.

SECTION 4.16

Purpose.

The proceeds of the Loans shall be used by the Borrower for general corporate purposes, including financing for acquisitions, working capital and other purposes permitted under the Borrower’s organizational and governing documents and including, on the Effective Date, repayment of amounts outstanding under the Existing Credit Agreement.

SECTION 4.17

Environmental Matters.

Each of the following representations and warranties is true and correct on and as of the Effective Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

To the best knowledge of Kimco, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws.

(b)

To the best knowledge of Kimco, the Properties and all operations at the Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties.

(c)

Neither Kimco nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does Kimco have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)

To the best knowledge of Kimco, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(e)

No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of Kimco, threatened, under any Environmental Law to which Kimco or any of its Subsidiaries is or, to the knowledge of Kimco, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

(f)

To the best knowledge of Kimco, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Kimco and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

SECTION 4.18

Insurance.

Kimco and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

SECTION 4.19

Condition of Properties.

Each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

(b)

No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

(c)

No condemnation or eminent domain proceeding has been commenced or to the knowledge of Kimco is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties except as set forth and described in Schedule 4.19.

(d)

No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

SECTION 4.20

Benefit of Loans.

Kimco and each Subsidiary are engaged as an integrated corporate group in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations.  Kimco and each Subsidiary require financing on such a basis that funds can be made available to the Borrower and each Subsidiary to the extent required for the continued operation of their integrated activities and each of them expects to derive benefits, directly or indirectly, in return for undertaking their respective obligations under this Agreement and the other Loan Documents, both individually and as members of the integrated group.

SECTION 4.21

REIT Status.

Kimco is an equity-oriented real estate investment trust under Sections 856 through 860 of the Code.

SECTION 4.22

Solvency.

On the Effective Date, after giving effect to the transactions contemplated by the Loan Documents occurring on such date, Kimco is Solvent.

ARTICLE V

CONDITIONS

SECTION 5.1

Conditions to Effectiveness / Effective Date.

The effectiveness of this Agreement and the availability of the Facility hereunder is subject to the satisfaction of the following conditions (or the waiver of such conditions in accordance with Section 10.1):

(a)

Credit Agreement.  The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)

No Material Adverse Effect.  Since December 31, 2013, there shall not have occurred any material adverse condition or material adverse change in or affecting the business, operations, property or financial condition of Kimco and its Subsidiaries, taken as a whole.

(c)

Governmental Approvals.  All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of Kimco and its Subsidiaries shall have been obtained and be in full force and effect.

(d)

Financial Statements.  The Lenders shall have received (i) unqualified audited consolidated financial statements of Kimco for the two most recent fiscal years ended at least 90 days prior to the Effective Date, and (ii) unaudited interim consolidated financial statements of Kimco for each quarterly period ended both (x) subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph and (y) at least 45 days prior to the Effective Date, in each case prepared in accordance with GAAP.

(e)

Existing Credit Agreement.  The Administrative Agent shall have received evidence reasonably satisfactory to it that all loans and other amounts owing to the Existing Lenders under the Existing Credit Agreement (other than contingent indemnification obligations with respect to which no claim has been made) have been (or substantially simultaneously shall be) paid in full.

(f)

Fees.  The Administrative Agent, the Lead Lenders and/or the Joint Lead Arrangers, as applicable, shall have received payment for the account of the applicable payee, all fees and other amounts due and payable on or prior to the Effective Date under or in connection with this Agreement, including pursuant to the Fee Letters and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including the reasonable fees and disbursements invoiced through the Effective Date of the Administrative Agent’s special counsel, Moses & Singer LLP.

(g)

Representations and Warranties.  Each of the representations and warranties made by Kimco in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Effective Date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(h)

No Default.  No Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to the extension of credit requested to be made on the Effective Date.

(i)

Legal Opinion.  The Administrative Agent shall have received, with a counterpart for the Administrative Agent and each Lender, the executed legal opinions of Venable LLP and Wachtell, Lipton, Rosen & Katz, counsel to the Loan Parties, each in form and substance satisfactory to the Administrative Agent.  The Borrower hereby requests such counsel to deliver such opinion.

(j)

Notes.  The Administrative Agent shall have received from the Borrower a signed Note for the account of each Lender that notified the Administrative Agent and Kimco of its request for a Note at least two (2) Business Days prior to the Effective Date.

(k)

Closing Certificates.  The Administrative Agent shall have received a certificate from a Responsible Officer of Kimco dated the Effective Date, substantially in the form of Exhibit D, (i) confirming compliance with the conditions specified in this Section 5.1 and, (ii) certifying, among other things, as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by each Loan Party, together with the signatures of each such Person and a certificate of another Responsible Officer, certifying as to the name, office, and signature of such first Responsible Officer.

(l)

Organizational Documents, Etc.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, and the authorization of such Loan Parties in respect of the transactions contemplated by this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer as of the Effective Date.

(m)

Patriot Act.  The Administrative Agent and the Lenders shall have completed any required Patriot Act compliance, the results of which shall be reasonably satisfactory to the Administrative Agent and the Lenders.

The Administrative Agent shall notify Kimco and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as the Commitments remain in effect, any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, Kimco hereby agrees as set forth in Sections 6.1 through 6.8, inclusive, and hereby agrees to cause each Subsidiary Guarantor to comply with Section 6.9, as follows:

SECTION 6.1

Financial Statements.

Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender):

(a)

as soon as available, but in any event within 90 days after the end of each fiscal year of Kimco, a copy of the consolidated balance sheet of Kimco and its subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing; and

(b)

as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of Kimco, the unaudited consolidated balance sheet of Kimco and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.2

Certificates; Other Information.

Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender (in the case of clauses (b)-(c) below) or each relevant Lender (in the case of clause (e) below)):

(a)

[reserved];

(b)

concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a compliance certificate of a Responsible Officer of Kimco substantially in the form of Exhibit E;

(c)

within ten (10) days after the same are sent, copies of all financial statements and reports which Kimco sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which Kimco may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d)

[reserved]; and

(e)

promptly, upon request of the Administrative Agent, a list of all Entities, and such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.3

Payment of Obligations.

Kimco shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Kimco, (b) Non-Recourse Indebtedness to the extent that Kimco has determined in good faith that it is in its best interests to contest or not pay such Non-Recourse Indebtedness or (c) other obligations which aggregate not more than $50,000,000 to the extent that Kimco has determined in good faith that it is in its best interests to contest or not pay such other obligations.

SECTION 6.4

Maintenance of Existence, etc.

Kimco shall:

(a)

Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.2.

(b)

Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 6.5

Maintenance of Property; Insurance.

Kimco shall keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

SECTION 6.6

Inspection of Property; Books and Records; Discussions.

Kimco shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Kimco and its Subsidiaries with officers and employees of Kimco and its Subsidiaries and with its independent certified public accountants.

SECTION 6.7

Notices.

Kimco shall promptly give notice to the Administrative Agent and each Lender of:

(a)

the occurrence of any Default or Event of Default;

(b)

any (i) default or event of default under any Contractual Obligation of Kimco or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Kimco or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)

any litigation or administrative or other proceeding affecting Kimco or any of its Subsidiaries in which the amount involved is $50,000,000 or more on an individual basis (or $100,000,000 or more in the aggregate together with all other such litigations or administrative or other proceedings affecting Kimco or any of its Subsidiaries) and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any Subsidiary Guarantor of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article VIII;

(d)

the following events, as soon as possible and in any event within 30 days after Kimco knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Kimco or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

(e)

any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of Kimco setting forth details of the occurrence referred to therein and stating what action Kimco proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

SECTION 6.8

Environmental Laws.

Kimco shall:

(a)

Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) Kimco has determined in good faith that contesting the same is not in the best interests of Kimco and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Kimco, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

SECTION 6.9

Baseline Conditions.

Each Subsidiary Guarantor shall at all applicable times comply with the Baseline Conditions in all material respects and in the event any Subsidiary Guarantor fails, at any time, to comply with any of the Baseline Conditions in any material respect, such Subsidiary Guarantor shall (a) notwithstanding any provision of this Agreement to the contrary, cease to be an Obligated Property Owner for all purposes of this Agreement, and (b) continue as a Subsidiary Guarantor unless released as provided in Section 10.10(b).

ARTICLE VII

NEGATIVE COVENANTS

So long as the Commitments remain in effect, any Loan remains outstanding and unpaid, or any other amount is owing to any Lender or the Administrative Agent hereunder, Kimco hereby agrees that:

SECTION 7.1

Financial Covenants.

Kimco shall not directly or indirectly:

(a)

Total Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.60 to 1.00 (or 0.65 to 1.00 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions); provided that for the purpose of determining the foregoing ratio, there shall be excluded from the amount of Total Indebtedness the amount of Total Indebtedness that matures by its terms within 24 months after such date of determination, such exclusion to be limited, however, to the excess of (i) the dollar equivalent of the aggregate amount of Unrestricted Cash and Cash Equivalents then held by Kimco and the Consolidated Entities over (ii) $35,000,000.

(b)

Total Priority Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Priority Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.35 to 1.00; provided that for the purpose of determining the foregoing ratio, there shall be excluded from the amount of Total Priority Indebtedness the amount of Total Priority Indebtedness that matures by its terms within 24 months after such date of determination, such exclusion to be limited, however, to the excess of (i) the dollar equivalent of the aggregate amount of Unrestricted Cash and Cash Equivalents then held by Kimco and the Consolidated Entities over (ii) $35,000,000.

(c)

[reserved].

(d)

[reserved].

(e)

Unsecured Interest Expense Ratio.  Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 1.75 to 1.00.

(f)

Fixed Charge Coverage Ratio.  Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 1.50 to 1.00.  Solely for the purpose of calculating the ratio in this clause (f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Unconsolidated Entities (“Unconsolidated Entity Operating Cash Flow”), and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of the term “Total Adjusted EBITDA”.

Solely for the purposes of this Section 7.1:  direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.

SECTION 7.2

Limitation on Certain Fundamental Changes.

Neither Kimco nor any of its Subsidiaries shall, directly or indirectly: (a) enter into any merger (except as described in Schedule 7.2), consolidation or amalgamation, (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (c) convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its property, business or assets (each such transaction referred to in the preceding clauses (a), (b) and (c), a “Capital Transaction”), provided that a Capital Transaction may be made if (i) such Capital Transaction does not involve all or a substantial portion of the property, business or assets owned or leased by Kimco and its Subsidiaries determined on a consolidated basis with respect to Kimco and its Subsidiaries taken as a whole, (ii) there is no Default or Event of Default, before and after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and (iii) without limiting the foregoing, Kimco is in compliance with all covenants under Section 7.1 after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such Capital Transaction had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period.  Notwithstanding the foregoing, Kimco may not engage in a Capital Transaction other than (x) a merger as to which it is the surviving entity or (y) a Capital Transaction described in the immediately following sentence.  In addition, notwithstanding the foregoing, (I)(A) any Subsidiary that is not a Loan Party may merge with any Subsidiary so long as the surviving entity is a Subsidiary, and (B) any Subsidiary that is a Loan Party may merge with any Subsidiary so long as the surviving entity is a Loan Party, (II)(A) any Subsidiary that is not a Loan Party may liquidate, wind up or dissolve itself so long as such Subsidiary’s assets are transferred to the Borrower or a Subsidiary and (B) any Subsidiary that is a Loan Party may liquidate, wind up or dissolve itself so long as such Subsidiary’s assets are transferred to a Loan Party and (III)(A) any Subsidiary that is not a Loan Party may convey, sell, lease, assign, transfer or otherwise dispose of any of its assets to the Borrower or any Subsidiary and (B) Kimco or any Subsidiary that is a Loan Party may convey, sell, lease, assign, transfer or otherwise dispose of any of its assets to a Loan Party.

SECTION 7.3

[Reserved].

SECTION 7.4

[Reserved].

SECTION 7.5

Limitation on Transactions with Affiliates.

Neither Kimco nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than Kimco or any of its Wholly Owned Subsidiaries) unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

SECTION 7.6

Limitation on Changes in Fiscal Year.

Kimco shall not cause or permit its fiscal year to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

SECTION 7.7

Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges; Swap Agreements.

Neither Kimco nor any of its Subsidiaries shall, directly or indirectly:

(a)

Engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code (including through taxable REIT subsidiaries).

(b)

Issue any commercial paper in an aggregate principal amount exceeding the aggregate unused and available commitments under any revolving credit facility entered into by Kimco or any of its Subsidiaries and not prohibited by this Agreement.  For the purposes of this paragraph, commitments shall be deemed to be available to the extent that, on any date of determination, assuming timely delivery of a borrowing notice by the applicable borrower, the lender(s) thereunder would be obligated to fund loans pursuant thereto.

(c)

Enter into with any Person, or suffer to exist, any agreement which, in any such case, prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired (other than (i) this Agreement and the other Loan Documents, (ii) any agreements governing any purchase money Liens, Financing Leases or mortgage financings (in which case any such prohibition or limitation shall only be effective against the assets financed thereby), (iii) any agreement in effect as of the date hereof and identified on Schedule 7.7 hereto (and any extension or renewal of, or any amendment or modification thereto), or (iv) any agreement related to Indebtedness or Liens incurred, or asset sales or other transactions consummated or to be consummated, by Kimco or such Subsidiary containing customary restrictions on the ability of Kimco or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired).

(d)

Enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks, including those related to interest rates or currency exchange rates, to which Kimco or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)

The Borrower shall fail to pay any principal of any Loan in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)

Any representation or warranty made or deemed made by Kimco herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)

There shall be any default in the observance or performance of any agreement contained in Section 6.7(a) or Article VII; or

(d)

Kimco shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

(e)

The Borrower or any Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding (x) any Loans (which shall be governed by clause (a) above) and (y) any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000 (calculated, in the case of Indebtedness of an Unconsolidated Entity, by multiplying the amount of such Indebtedness by the percentage of Kimco’s direct or indirect equity interest in such Unconsolidated Entity); or

(f)

(i) Kimco shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Kimco shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Kimco any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Kimco any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Kimco shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Kimco shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)

(i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Kimco or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Kimco or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)

One or more judgments or decrees shall be entered against Kimco or any Entity involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more (excluding Non-Recourse Indebtedness) (calculated, in the case of a judgment or decree against an Unconsolidated Entity, by multiplying the amount of such judgment or decree by the percentage of Kimco’s direct or indirect equity interest in such Unconsolidated Entity), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)

There shall occur and be continuing an “Event of Default” under and as defined in the Existing Revolving Credit Agreement; or

(j)

Kimco shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code unless (i) the Board of Directors of Kimco shall have determined in good faith that it is in the best interests of Kimco to no longer maintain such status and (ii) Kimco's no longer maintaining such status does not materially adversely affect the interests of the Lenders; or

(k)

At any time the Borrower or any Subsidiary shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which are recourse to Kimco and, in the judgment of the Required Lenders, could reasonably be expected to exceed $50,000,000; provided that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (k) if (i) such remediation or compliance is being contested by the Borrower or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which the Borrower or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect); or

(l)

a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to Kimco, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) the Administrative Agent may, or upon the request of the Required Lenders the Administrative

Agent shall, by notice to Kimco, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE IX

THE AGENTS

SECTION 9.1

The Agents.

For purposes of this Section 9.1 and Section 10.6, the term “Related Parties” shall mean, with respect to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person, and (ii) the respective directors, officers, employees, agents and advisors of such specified Person and of any other Person referred to in the preceding clause (i).

(a)

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b)

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and each Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such bank (an “Administrative Agent Affiliate”) may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c)

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Kimco or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Administrative Agent Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default other than nonpayment of principal or interest unless and until written notice thereof is given to the Administrative Agent by Kimco or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f)

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and Kimco.  If a Bankruptcy Event shall occur with respect to the Administrative Agent, then effective on the date that is thirty (30) Business Days after the date of such Bankruptcy Event, the Administrative Agent automatically and without any further action by any Person, shall be removed as Administrative Agent, and at the end of such thirty (30) Business Day period the Administrative Agent shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Document.  By the Required Lenders’ giving at least thirty (30) Business Days prior written notice to the Administrative Agent and Kimco, the Administrative Agent may be removed, by action of the Required Lenders (excluding the bank serving as Administrative Agent (the “Agent Bank”)), (i) at any time for gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination the Agent Bank), or (ii) in the event that the Agent Bank, in its capacity as a Lender, shall have assigned all of its outstanding Commitments and Loans to another bank, financial institution or other entity pursuant to Section 10.6, and at the end of such thirty (30) Business Day period the Agent Bank shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Documents.  Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with Kimco, to appoint a successor. In the case of resignation by the Administrative Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor to a retired Administrative Agent, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article, including Section 9.2, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g)

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 9.2

Indemnification.

Subject to the immediately following sentence, the Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentages in effect on the date on which indemnification is sought under this Section 9.2 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Applicable Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans and regardless of whether pre-judgment or post-judgment) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s gross negligence or willful misconduct.  Each Lender shall severally indemnify the Administrative Agent for the full amount of any Excluded Taxes attributable to such Lender that are paid or payable by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The agreements in this Section 9.2 shall survive the termination of this Agreement and the other Loan Documents and the payment of the Loans and all other amounts payable hereunder and thereunder.

SECTION 9.3

No Reliance on Administrative Agent’s Customer Identification Program.

Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their

Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby:  (a) any identity verification procedures, (b) any recordkeeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other laws.

SECTION 9.4

Beneficiaries.

Except as expressly provided herein, the provisions of this Article 9 are solely for the benefit of the Administrative Agent and the Lenders, and except as otherwise set forth herein, the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof.

SECTION 9.5

Calculations.

In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Lender whether in respect of the Loans, fees or any other amounts due to the Lenders under this Agreement.  In the event an error in computing any amount payable to any Lender is made, the Administrative Agent, the Borrower and each affected Lender shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error.

SECTION 9.6

Consents and Approvals.

All communications from the Administrative Agent to the Lenders requesting the Lenders’ determination, consent, approval or disapproval (a) shall be given in the form of a written notice to each Lender, (b) shall be accompanied by a description of the matter or time as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and an overview of any other information provided to the Administrative Agent by the Loan Parties in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly, but in any event within fifteen (15) Business Days after receipt of the request from the Administrative Agent (the “Lender Reply Period”); it being understood that the Borrower and the Administrative Agent shall be permitted to request responses pursuant to clause (b) of the first sentence of this Section 9.6 or otherwise more quickly than within fifteen (15) Business Days following receipt of the request from the Administrative Agent.  Unless a Lender shall give written notice to the Administrative Agent that it objects to the recommendation or determination of the Administrative Agent within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination; provided that this sentence shall not apply to, and no Lender shall, as a result of the operation of this sentence, be deemed to have approved or consented to, any amendment, supplement or modification hereto or to any other Loan Document that requires the consent or approval of all of the Lenders or of each Lender affected thereby under Section 10.1.  With respect to decisions requiring the approval of the Required Lenders or all the Lenders, the Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Lenders and upon receiving the required approval or consent shall follow the course of action or determination of the Required Lenders (and each nonresponding Lender shall be deemed to have concurred with such recommended course of action) or all the Lenders, as the case may be.

SECTION 9.7

The Syndication Agents, Documentation Agents, Joint Lead Arrangers and Bookrunners.

Each of the Syndication Agents, Documentation Agents, Bookrunners and Joint Lead Arrangers referred to on the cover of this Agreement in its capacity as such shall have no rights, duties or responsibilities hereunder, nor any fiduciary relationship with any party hereto, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agents, Documentation Agents, Bookrunners or Joint Lead Arrangers in their respective capacities as such.

ARTICLE X

MISCELLANEOUS

SECTION 10.1

Amendments and Waivers.

Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders may, or, with the written consent of the Required Lenders (or otherwise to the extent provided in Section 9.6), the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase or reduce (except for reductions in accordance with Section 2.2(f)) the amount or extend the expiration date of any Lender’s Commitment, in each case without the consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this Section 10.1, change Section 2.9(a) or Section 10.11(a) in a manner that would alter the pro rata sharing of payments required thereby, reduce the percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Kimco of any of its rights and obligations under this Agreement and the other Loan Documents, amend the proviso to the definition of the term “Unencumbered Properties”, or amend, modify, or waive any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all Lenders, in each case without the written consent of all the Lenders, (iii) amend, modify or waive any provision of Article IX or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent, or (iv) amend, modify or waive any provision of Section 2.17 without the written consent of the Administrative Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, the Borrower, the other Loan Parties, the Lenders, and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing to the extent therein specified; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.  Notwithstanding anything herein to the contrary, if a Lender hereunder is also a “Lender” as defined in and pursuant to the Existing Revolving Credit Agreement and approves any amendment or modification to the Existing Revolving Credit Agreement or any other “Loan Document” as defined in the Existing Revolving Credit Agreement, then, to the extent such amendment or modification relates to terms also contained in this Agreement or any other Loan Document, as applicable, such Lender shall be deemed to have approved such amendment or modification to this Agreement or such other Loan Document, as applicable; provided, however, that this sentence shall not apply with respect to any amendment or modification to this Agreement or any other Loan Document that requires the consent or approval of all of the Lenders or of each Lender affected thereby under this Section 10.1.

SECTION 10.2

Notices.

(a)

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, and the Administrative Agent, and as notified to the Administrative Agent pursuant to an Administrative Questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:	Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, New York 11042 Attention: Glenn G. Cohen Telecopy: (516) 869-2572

PNC, as Administrative Agent:	PNC Bank, National Association One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707 Attention: Jennifer Toth Telecopy: (412) 705-2006

with a copy (except for borrowing
requests, interest elections, and
requests pursuant to Section 10.9) to:	PNC Bank, National Association
340 Madison Avenue, 11th Floor
New York, New York 10173
Attention: Brian P. Kelly
Telecopy: (212) 421-1552

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.3 or 2.4 shall not be effective until received.

(b)

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

SECTION 10.3

No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 10.4

Survival of Representations and Warranties.

All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the extensions of credit hereunder.

SECTION 10.5

Payment of Expenses and Taxes.

Kimco agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses (including post-judgment costs and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, and any such other documents, including the fees and disbursements of counsel to the Administrative Agent and the several Lenders; (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, and any such other documents; and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether pre-judgment or post-judgment) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Kimco, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that (x) Kimco shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnitee to the extent determined in a final non-appealable judgment by a court of competent jurisdiction, and (y) this clause (d) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.  The agreements in this Section 10.5 shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder.

SECTION 10.6

Successors and Assigns.

For purposes of this Section 10.6, the term “Related Parties” shall have the meaning given thereto in Section 9.1 hereof.

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)

(1)

Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)

Kimco, provided that (I) no consent of Kimco shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default has occurred and is continuing, any other assignee and (II) Kimco shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loan to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)

Assignments shall be subject to the following additional conditions:

(A)

except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless Kimco and the Administrative Agent otherwise consent, provided that no such consent of Kimco shall be required if an Event of Default has occurred and is continuing;

(B)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment under this Agreement and the other Loan Documents;

(C)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption substantially in the form of Exhibit A or in any other form approved by the Administrative Agent (an “Assignment and Assumption”), together with a processing and recordation fee of $4,000 (which, except as provided in Section 2.15, shall not be payable by the Borrower);

(D)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in the form approved by the Administrative Agent (an “Administrative Questionnaire”); and

(E)

assignments shall not be permitted to be made to any Ineligible Institution.

(iii)

Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)

The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.9(b), 3.4, 3.5 or 9.2, the Administrative Agent shall have no obligation to accept such

Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than any Ineligible Institution) (a “Participant”) in all or a portion of such Lender’s rights and obligations in respect of its Commitment under this Agreement and under the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the other Loan Parties, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 10.1 that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.12 (d) (it being understood that the documentation requirement under Section 2.12(d) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.9 and 2.15 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.11 or 2.12, with respect to any participation, than its participating Lender would have been entitled to receive.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.11(b) as though it were a Lender, provided such Participant agrees to be subject to Section 10.11(a) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)

Any Lender may at any time pledge or assign a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.7

Disclosure.

Subject to Section 10.19, the Borrower authorizes each Lender to disclose to any Participant or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

SECTION 10.8

[Reserved].

SECTION 10.9

Extension of Maturity Date.

By written notice to the Administrative Agent (a “Maturity Extension Notice”) not earlier than 180 days nor later than 30 days before the Maturity Date specified in clause (a) of the definition of the term “Maturity Date” (the “Original Maturity Date”), Kimco may extend the Maturity Date to the date one year after the Original Maturity Date (the “First Extended Maturity Date”) subject to satisfaction of each of the Extension Conditions.  In addition, Kimco, at its option, (x) may elect to extend the First Extended Maturity Date by one additional year (the “Second Extended Maturity Date”) by providing a Maturity Extension Notice to the Administrative Agent not earlier than 180 days nor later than 30 days before the First Extended Maturity Date subject to satisfaction of each of the Extension Conditions; and (y) may elect to extend the Second Extended Maturity Date by one additional year (the “Third Extended Maturity Date”) by providing a Maturity Extension Notice to the Administrative Agent not earlier than 180 days nor later than 30 days before the Second Extended Maturity Date subject to satisfaction of each of the Extension Conditions.

Each Maturity Extension Notice shall constitute a representation and warranty by Kimco as of the applicable extension date that the Extension Conditions required to be satisfied as of such date (as set forth in the definition of “Extension Conditions”) have been satisfied, and shall be accompanied by a certificate of a Responsible Officer of Kimco to such effect. The Administrative Agent shall promptly notify the Lenders of any such extension.

SECTION 10.10

Subsidiary Guarantors.

(a)

At the election of Kimco at any time and from time to time, at the time of such election, one or more Wholly Owned Subsidiaries shall become a guarantor of the Facility (each a “Subsidiary Guarantor”) by executing and delivering to the Administrative Agent, as applicable, a Subsidiary Guarantee; provided that (x) each such Wholly Owned Subsidiary shall satisfy the Baseline Conditions on and as of the date such Wholly Owned Subsidiary delivers its Subsidiary Guarantee and (y) Kimco shall be deemed to represent and warrant as of such date that such proposed Subsidiary Guarantor is a Wholly Owned Subsidiary.  If the designation of such Subsidiary Guarantor obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in accordance with applicable laws and regulations in circumstances where the necessary information is not already available to it, the applicable Subsidiary Guarantor shall, promptly upon the request of the Administrative Agent or such Lender, supply such documentation and other evidence as is reasonably and customarily requested by the Administrative Agent or such Lender in order for the Administrative Agent or such Lender to be satisfied (in good faith) it has complied with all necessary “know your customer” or other similar verifications under all applicable laws and regulations.  For the avoidance of doubt, no Wholly Owned Subsidiary that is not a U.S. Person (or, if such Wholly Owned Subsidiary is disregarded as an entity separate from its owner for U.S. federal income tax purposes, has an owner that is not a U.S. Person) shall guarantee any obligation of the Borrower.

(b)

A Subsidiary Guarantor shall be released from any Subsidiary Guarantee upon written request by Kimco; provided that (i) there is no Event of Default after giving effect to such release (including any changes resulting from any Property’s ceasing to be an Unencumbered Property if such released guarantor immediately prior to giving effect to such release was an Obligated Property Owner in respect thereof), (ii) Kimco is in compliance with each of the financial covenants set forth in paragraphs (a) through (f) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of such date, but after giving effect to such release (including any changes resulting from any Property’s ceasing to be an Unencumbered Property if such released guarantor was an Obligated Property Owner in respect thereof immediately prior to giving effect to such release and provided that for the purposes of determining such compliance, Gross Asset Value shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(b)), and (iii) Kimco has furnished to the Administrative Agent a certificate of its chief financial officer or other authorized financial officer as to the matters referred to in the preceding clauses (i) and (ii).

SECTION 10.11

Adjustments; Set-off.

(a)

If any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article VIII(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply, except, for the avoidance of doubt, for payments made pursuant to Section 2.15 hereof).

(b)

In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.12

Counterparts.

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with Kimco and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.13

Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.14

Integration.

This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 10.15

GOVERNING LAW.

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.16

Submission to Jurisdiction; Waivers.

Kimco hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

SECTION 10.17

Acknowledgments.

The Borrower hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)

neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and the Borrower and each other Loan Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and the Administrative Agent or among the Borrower, any other Loan Party, the Administrative Agent and the Lenders.

SECTION 10.18

WAIVERS OF JURY TRIAL.

EACH LOAN PARTY, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.19

Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent or any Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of any Loan Party or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Loan Party.  For the purposes of this Section, “Information” means all information received from any Loan Party relating to a Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis; provided that in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, “Information” shall not include, and each party hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

SECTION 10.20

Judgment Currency.

(a)

The obligations hereunder and under the other Loan Documents of the Borrower to make payments in Dollars (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents.  If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)

If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower obligated in respect thereof covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)

For purposes of determining the Dollar Equivalent under this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 10.21

USA Patriot Act.

Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

KIMCO REALTY CORPORATION

By:	/s/ Glenn G. Cohen
Name:	Glenn G. Cohen
Title:	Executive Vice President, CFO and Treasurer

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

PNC BANK, NATIONAL ASSOCIATION, as a Lender, and as Administrative Agent

By:	/s/ Brian P. Kelly
Name:	Brian P. Kelly
Title:	Senior Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

REGIONS BANK, as a Lender and as a Syndication Agent

By:	/s/ Kyle D. Upton
Name:	Kyle D. Upton
Title:	Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

THE BANK OF NEW YORK MELLON, as a Lender and as a Documentation Agent,

By:	/s/ Carol Murray
Name:	Carol Murray
Title:	Managing Director

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By:	/s/ Gary D. Houston
Name:	Gary D. Houston
Title:	Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

JPMORGAN CHASE BANK, N.A., as a Lender and as a Syndication Agent

By:	/s/ Rita Lai
Name:	Rita Lai
Title:	Authorized Signer

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as a Syndication Agent

By:	/s/ Andrew W. Hussion
Name:	Andrew W. Hussion
Title:	Director

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Mark Edwards
Name:	Mark Edwards
Title:	Senior Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

MIZUHO BANK, LTD., as a Lender

By:	/s/ Noel Purcell
Name:	Noel Purcell
Title:	Authorized Signatory

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

MUFG UNION BANK, N.A., as a Lender

By:	/s/ John Feeney
Name:	John Feeney
Title:	Director

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Authorized Signatory

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

TD BANK, N.A., as a Lender

By:	/s/ Nihkil Malladi
Name:	Nihkil Malladi
Title:	Senior Loan Officer

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ George M. Sherman
Name:	George M. Sherman
Title:	Director

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Cheryl Siteor
Name:	Cheryl Siteor
Title:	Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

CITIBANK, N.A., as a Lender

By:	/s/ John C. Rowland
Name:	John C. Rowland
Title:	Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation,

PNC Bank, National Association and Others

SUNTRUST BANK, as a Lender

By:	/s/ Francine Glandt
Name:	Francine Glandt
Title:	Senior Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

EXHIBIT A

TO CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below, and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (a) and (b) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[Assignee is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Kimco Realty Corporation

4.	Administrative Agent:	PNC Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The $ 650,000,000 Credit Agreement dated as of January 30, 2015 among Kimco Realty Corporation, the Lenders party thereto, PNC Bank, National Association, as Administrative Agent, and the other agents party thereto, as amended from time to time

1   For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2   For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3   Select as appropriate.

4   Include bracketed language if there are either multiple Assignors or multiple Assignees.

6.	Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[8]
		$	$	%
		$	$	%
		$	$	%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee (in the case of an Assignee that is not a Lender) agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[signature page follows]

5   List each Assignor, as appropriate.

6   List each Assignee, as appropriate.

7   Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

8   Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][9]

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S] [10]

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] [11] Accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name:
Title:

[Consented to:] [12]

KIMCO REALTY CORPORATION

By
Name:
Title:

9     Add additional signature blocks as needed.

10   Add additional signature blocks as needed.

11   To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

12   To be added only if the consent of Kimco is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1

Assignor[s].  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.

Assignee[s].  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement (subject to such consents, if any, as may be required thereunder)13, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 4.1 thereof or delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including, without limitation, pursuant to Section 2.12(d) thereof), duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.

General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

13   By confirming that it meets all the requirements to be an assignee under Section 10.6 of the Credit Agreement, the assignee is also confirming that it is not an Ineligible Institution (see Section 10.6(b)(ii)(E)).

EXHIBIT B

TO CREDIT AGREEMENT

[FORM OF]

NOTE

$[          ]                                                                                                                                         New York, New York

                                                                                                                                                   __________ ___, 20___

FOR VALUE RECEIVED, the undersigned, Kimco Realty Corporation, a Maryland corporation (the “Borrower”), hereby unconditionally promises to pay to the order of _______________________________ (the “Lender”) at the office of PNC Bank, National Association, located at One PNC Plaza, 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707 (or at such other address as the Administrative Agent may hereafter specify by notice to the Borrower), in immediately available funds, on the date or dates specified in the Credit Agreement referred to below, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Section 2.2 of the Credit Agreement.  All payments due to the Lender hereunder shall be made to the Lender at the place, in the currency and in the manner specified in such Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.6 of such Credit Agreement.

The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto.  Each such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of the holder of this Note to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of January 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Kimco Realty Corporation, a Maryland corporation, the several banks, financial institutions and other entities from time to time party thereto (collectively, the “Lenders”), PNC Bank, National Association, as Administrative Agent, and the other agents party thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.  From time to time, the obligations of the Borrower under this Note may be guaranteed as provided in the Subsidiary Guarantees, if any.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

[Remainder of page intentionally left blank]

1054551v3   015081.0102

2

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

KIMCO REALTY CORPORATION

By:
Name:
Title:

Schedule A

To Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS (ALL IN U.S. DOLLARS)

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B

To Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Amount of Eurocurrency Loans	Amount Converted to or Continued as Eurocurrency Loans	Interest Period and Eurocurrency Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

EXHIBIT C

TO CREDIT AGREEMENT

[FORM OF] SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of [__________ __], 20[__] (as amended, supplemented or otherwise modified from time to time, this “Subsidiary Guarantee”), made by each of the subsidiaries of KIMCO REALTY CORPORATION (“Kimco” or the “Borrower”) that are signatories hereto (the “Subsidiary Guarantors”), in favor of PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several banks, financial institutions and other entities from time to time party to the Credit Agreement (the “Lenders”), dated as of January 30, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kimco, the Lenders, the Administrative Agent, and the other agents party thereto.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Borrower, upon the terms and subject to the conditions set forth therein (the “Extensions of Credit”);

WHEREAS, Kimco owns directly or indirectly all or a portion of the issued and outstanding Capital Stock of each Subsidiary Guarantor;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to each Subsidiary Guarantor in connection with the operation of its business; and

WHEREAS, the Borrower and the Subsidiary Guarantors are engaged in related businesses, and each Subsidiary Guarantor will derive substantial direct and indirect benefit from the making of and/or the availability of the Extensions of Credit;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subsidiary Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as follows:

1.

Defined Terms. a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)

[Reserved].

(c)

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Subsidiary Guarantee shall refer to this Subsidiary Guarantee as a whole and not to any particular provision of this Subsidiary Guarantee, and section references are to this Subsidiary Guarantee unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)

The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

2.

Subsidiary Guarantee. b) Subject to the provisions of Section 2(b), each Subsidiary Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)

Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)

Each Subsidiary Guarantor further agrees to pay any and all expenses (whether pre-judgment or post-judgment and including all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Subsidiary Guarantor under this Subsidiary Guarantee.  This Subsidiary Guarantee shall remain in full force and effect until the Obligations are paid in full in cash and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

(d)

Each Subsidiary Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing this Subsidiary Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(e)

No payment or payments made by the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Subsidiary Guarantor in respect of the Obligations or payments received or collected from such Subsidiary Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Obligations are paid in full in cash and the Commitments are terminated.

(f)

Each Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Subsidiary Guarantee for such purpose.

3.

Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof.  The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

4.

Right of Set-off.  If an Event of Default shall have occurred and be continuing, the Administrative Agent and each Lender are hereby authorized, without notice to such Subsidiary Guarantor or any other Subsidiary Guarantor, any such notice being expressly waived by each Subsidiary Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Subsidiary Guarantor, or any part thereof, in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Subsidiary Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any other Loan Documents or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Subsidiary Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 4 are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent or such Lender may have.

5.

No Subrogation.  Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder or any set-off or application of funds of any of the Subsidiary Guarantors by the Administrative Agent or any Lender, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Subsidiary Guarantor or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full in cash and the Commitments are terminated.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent and the Lenders, shall be segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2

6.

Amendments, etc. with respect to the Obligations; Waiver of Rights.  Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (all of the Lenders and/or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  When making any demand hereunder against any of the Subsidiary Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Subsidiary Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Subsidiary Guarantor or guarantor or any release of the Borrower or such other Subsidiary Guarantor or guarantor shall not relieve any of the Subsidiary Guarantors in respect of which a demand or collection is not made or any of the Subsidiary Guarantors not so released of their joint and several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Subsidiary Guarantors.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

7.

Guarantee Absolute and Unconditional.   Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Subsidiary Guarantee; and all dealings between the Borrower and any of the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee.  Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Subsidiary Guarantors with respect to the Obligations.  Each Subsidiary Guarantor understands and agrees that this Subsidiary Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any Subsidiary Guarantor or other obligor in respect of any of the Obligations against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Subsidiary Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any guarantee or right of offset, shall not relieve such Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Subsidiary Guarantor.  This Subsidiary Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Subsidiary Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Subsidiary Guarantor under this Subsidiary Guarantee shall have been satisfied by payment in full in cash and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

8.

Reinstatement.  Notwithstanding anything to the contrary in this Subsidiary Guarantee, this Subsidiary Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

3

9.

Payments.  Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in the currency of the applicable Obligation, at the office of the Administrative Agent located at One PNC Plaza, 249 Fifth Avenue Pittsburgh, Pennsylvania 15222-2707 or to such other office as the Administrative Agent may hereafter specify by notice to such Subsidiary Guarantor.

10.

Representations and Warranties; Covenants. c) Each Subsidiary Guarantor hereby represents and warrants that (i) the Baseline Conditions relating to it are satisfied in all material respects on and as of the date hereof; and (ii) it is a Wholly Owned Subsidiary, provided that each reference in any representation and warranty to the Borrower’s knowledge shall, for the purposes of this paragraph (a), be deemed to be a reference to such Subsidiary Guarantor’s knowledge.

(b)

Each Subsidiary Guarantor hereby covenants and agrees with the Administrative Agent and each Lender that, from and after the date of this Subsidiary Guarantee until the Obligations are paid in full in cash, and the Commitments are terminated, such Subsidiary Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Articles VI or VII of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Subsidiary Guarantor or any of its Subsidiaries.

11.

Authority of Agent.  Each Subsidiary Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Subsidiary Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Subsidiary Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Subsidiary Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Subsidiary Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

12.

Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 10.2 of the Credit Agreement, provided that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Subsidiary Guarantor at the notice address set forth under its signature below.

13.

Counterparts.  This Subsidiary Guarantee may be executed by one or more of the Subsidiary Guarantors on any number of separate counterparts, each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  A set of the counterparts of this Subsidiary Guarantee signed by all the Subsidiary Guarantors shall be lodged with the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Subsidiary Guarantee by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Subsidiary Guarantee.

14.

Severability.  Any provision of this Subsidiary Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.

Integration.  This Subsidiary Guarantee represents the entire agreement of each Subsidiary Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

16.

Amendments in Writing; No Novation; No Waiver; Cumulative Remedies. d)  None of the terms or provisions of this Subsidiary Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Subsidiary Guarantor(s) and the Administrative Agent in accordance with Section 10.1 of the Credit Agreement.

(b)

Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

4

(c)

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.

Section Headings.  The section headings used in this Subsidiary Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.

Successors and Assigns.  This Subsidiary Guarantee shall be binding upon the successors and assigns of each Subsidiary Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, except that no Subsidiary Guarantor may assign, transfer or delegate any of its rights or obligations under this Subsidiary Guarantee without the prior written consent of each Lender, and any such assignment or transfer without such consent shall be null and void.

19.

Governing Law.  This Subsidiary Guarantee shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

20.

Submission To Jurisdiction; Waivers.  Each Subsidiary Guarantor hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Subsidiary Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, at its address set forth under its signature below;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 20 any special, exemplary, punitive or consequential damages.

21.

WAIVERS OF JURY TRIAL.  EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Execution Pages Follow]

5

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[Insert name of Subsidiary Guarantor] By: Name: Title:

Address for Notices for all Subsidiary Guarantors:

c/o Kimco Realty Corporation 3333 New Hyde Park Road, Suite 100 New Hyde Park, NY 11042 Attn: Glenn G. Cohen Tel: (516) 869-9000 Fax: (516) 869-2572

EXECUTION PAGE TO SUBSIDIARY GUARANTY

EXHIBIT D

TO CREDIT AGREEMENT

[FORM OF]

CLOSING CERTIFICATE

OF

KIMCO REALTY CORPORATION

January 30, 2015

Pursuant to Section 5.1(k) of the Credit Agreement, dated as of January 30, 2015 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among KIMCO REALTY CORPORATION (“Kimco” or the “Certifying Loan Party”), the several banks, financial institutions and other entities from time to time party thereto (collectively, the “Lenders”), PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders thereunder, and the other agents party thereto:

The undersigned Executive Vice President, CFO & Treasurer of the Certifying Loan Party hereby certifies as follows:

1.

Each of the conditions set forth in Section 5.1 of the Credit Agreement has been satisfied;

2.

The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

3.

No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Kimco, threatened by or against Kimco or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement, any of the other Loan Documents or any of the transactions contemplated thereby, or (b) which could reasonably be expected to have a Material Adverse Effect;

4.

No Default or Event of Default has occurred and is continuing as of the date hereof or shall have occurred and be continuing as of the date hereof or immediately before and after giving effect to any Loans to be made on the date hereof; and

5.

Kathleen M. Gazerro is the duly elected and qualified Assistant Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature;

and the undersigned Assistant Secretary of the Certifying Loan Party hereby certifies as follows:

(a)

There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party after the date hereof;

(b)

The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

(c)

Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on January [__], 2015 (the “Resolutions”) authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions (including the obtaining of extensions of credit under the Credit Agreement) contemplated by the Loan Documents to which it is a party; such Resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such Resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the By-Laws of the Certifying Loan Party as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such By-Laws have not been amended, repealed, modified or restated;  attached hereto as Annex 3 is a correct and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such certificate has not been amended, repealed, modified or restated; and attached hereto as Annex 4 is a good standing certificate dated as of January [__], 2015 from the jurisdiction of organization of the Certifying Loan Party; and

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

(d)

The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of the Certifying Loan Party, each of the Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

Glenn G. Cohen	Executive Vice President, CFO & Treasurer

Kathleen M. Gazerro	Assistant Secretary

KIMCO CLOSING CERTIFICATE

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth above.

Name: Glenn G. Cohen	Name: Kathleen M. Gazerro
Title: Executive Vice President, CFO & Treasurer	Title: Assistant Secretary

KIMCO CLOSING CERTIFICATE

Annex 1

To Closing Certificate

Resolutions

Annex 2

To Closing Certificate

By-Laws

Annex 3

To Closing Certificate

Certificate of Incorporation

Annex 4

To Closing Certificate

Good Standing Certificate

PRO-FORMA

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

For the Fiscal Quarter ended
For the Fiscal Year ended

This Compliance Certificate is furnished pursuant to Section 6.2(b) of the $650,000,000 Credit Agreement dated as of January 30, 2015 (the "Credit Agreement"), among KIMCO REALTY CORPORATION ("Kimco"), the Several Lenders from Time to Time Party thereto, PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the other agents party thereto. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer of Kimco hereby certifies as follows:

(1) The financial statements referred to in Section 6.1(a) or 6.1(b), as the case may be, of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein.

(2) The covenants listed below are calculated with respect to the period of four consecutive fiscal quarters of Kimco ended on the date set forth above.

(Amounts presented in 000's except ratios)

1	Total Indebtedness Ratio (Section 7.1(a))

	(a)	Total Indebtedness

		(i)	Principal amount of all Indebtedness of Kimco, its Wholly Owned Subsidiaries, and any other
Consolidated Entity

Exclusion

		(ii)	Amount of (i) that matures within 24 months

		(iii)	Unrestricted cash held by Kimco and Consolidated entities

		(iv)	Amount by which (iii) exceeds $35,000,000

		(v)	Exclusion = lesser of (ii) and (iv)

		(vi)	Total Indebtedness (for purposes of ratio) = (i) minus (v)

	(b)	Gross Asset Value

Start by calculating Total EBITDA: 1 +/- 2 = 3

1. Consolidated Net Income

2. Adjustments to Consolidated Net Income

add back:

A. Depreciation and Amortization

B. Losses on extraordinary items

C. Losses on sales of operating real estate

D. Losses on early extinguishment of debt

E. Losses on impairments

F. Losses on investments in marketable securities

G. Provisions for income taxes

H. EBITDA adjustment of Unconsolidated Entities

I. Acquisition costs

J. Total interest expense

and subtract:

A. Gain on extraordinary items

B. Gain on sale of operating real estate

C. Gain on early extinguishment of debt

D. Gain on impairments

E. Gains on investments in marketable securities

F. Benefits for income taxes

Net Adjustments to Consolidated Net Income

(i) 3. Total EBITDA = Consolidated Net Income +/- Net Adjustments

(ii) Management fee income included in Total EBITDA

(iii) Other income included in Total EBITDA not attributable to Properties

(iv) Sum of (ii) and (iii)

(v) 15% of Total EBITDA above

(vi) Amount by which (iv) exceeds (v)

(vii) Replacement reserves of $.15 per year per square foot of gross leasable area (pro rated for the applicable period)

(viii) Straight lining adjustment

(ix) EBITDA of the Unconsolidated Entities

(x) Income from mezzanine and mortgage loan receivables

(xi) Dividend and interest income from marketable securities

(xii) EBITDA of Properties acquired within last 24 months

		(xiii)	Total Adjusted EBITDA = (i) minus (vi) minus (vii) minus (viii) minus (ix) minus (x) minus (xi) minus (xii)

		(xiv)	(Reserved)

		(xv)	Capitalized annualized Total Adjusted EBITDA = Line (xiii) divided by 0.0700

		(xvi)	Unrestricted Cash and Cash Equivalents

		(xvii)	Land and development projects of Kimco and Consolidated Entities, at lower of cost or book value

		(xviii)	Mezzanine and mortgage loan receivables of Kimco and Consolidated Entities, at lower of cost or market

		(xix)	(Reserved)

		(xx)	Marketable securities held by Kimco and Consolidated Entities, as valued on Kimco's consolidated financial statements

		(xxi)	Kimco's investment in and advances to Unconsolidated Entities

		(xxii)	100% of the bona fide purchase price of Properties acquired within last 24 months

		(xxiii)	SUBTOTAL: Gross Asset Value = (xv) plus (xvi) plus (xvii) plus (xviii) plus (xix) plus (xx) plus (xxi) plus (xxii) (subject to Adjustments, if any)

Adjustment to reduce Gross Asset Value by amount of Exclusion from Total Indebtedness

Adjustment to limit (xxi) to 30% of Gross Asset Value

Adjustment to limit sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) to 40% of Gross Asset Value

Adjustment so no more than 30% of Gross Asset Value is attributable to assets located outside United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico

		(xxiv)	Gross Asset Value (after Adjustments)

TOTAL INDEBTEDNESS RATIO (a)/(b)

Must be less than or equal to: 0.60 (or 0.65 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions)

2	Total Priority Indebtedness Ratio (Section 7.1(b))

	(a)	Total Priority Indebtedness

		(i)	Indebtedness of Kimco and Consolidated Entities, secured by their respective assets

		(ii)	Unsecured third party Indebtedness of the Consolidated Entities other than to Kimco or any Consolidated Entity (excluding any unsecured debt unconditionally guaranteed by Kimco)

		(iii)	Sum of (i) and (ii)

Exclusion

		(iv)	Amount of (i) and (ii) that matures within 24 months

		(v)	Unrestricted cash held by Kimco and Consolidated Entities

		(vi)	Amount by which (v) exceeds $35,000,000

		(vii)	Exclusion = lesser of (iv) and (vi)

		(viii)	Total Priority Indebtedness (for purposes of ratio) = (iii) minus (vii)

	(b)	Gross Asset Value

		(i)	SUBTOTAL: Gross Asset Value (Total Indebtedness ratio calculation) (subject to Adjustments, if any)

Adjustment to reduce Gross Asset Value by amount of Exclusion from Total Priority Indebtedness

Adjustment to limit (xxi) to 30% of Gross Asset Value

Adjustment to limit sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) to 40% of Gross Asset Value

Adjustment so no more than 30% of Gross Asset Value is attributable to assets located outside United States and Puerto Rico or to assets owned by Entities not organized in and not having principal offices in the United States or Puerto Rico

		(ii)	Gross Asset Value (after Adjustments)

TOTAL PRIORITY INDEBTEDNESS RATIO (a)/(b):
Must be less than or equal to: 0.35

3	Minimum Unsecured Interest Coverage Ratio (Section 7.1(e))

	(a)	Property NOI of Unencumbered Properties

		(v)	Property Gross Revenues

		(w)	Property Operating Expenses

		(x)	management fee reserve of 3% of Property Gross Revenues

		(y)	replacement reserve @ $.15 per square foot, per annum of GLA

		(z)	Unencumbered Property NOI = (v) - (w) - (x) - (y)

	(b)	75% of management fee revenues in respect of properties owned by Unconsolidated Entities

	(c)	Dividends and interest on marketable securities

	(d)	Income from mezzanine and mortgage loan receivables

	(e)	Unencumbered Assets NOI = (a) plus (b) plus (c) plus (d), subject to the following adjustment:

Adjustment so no more than 30% of Unencumbered Assets NOI is attributable to assets located outside United States and Puerto Rico, or to Entities not organized in and not having principal offices in the United States or Puerto Rico, management fee revenues earned in respect of properties owned by any Unconsolidated Entity, and dividend and interest income from unencumbered mezzanine loan receivables

	(f)	Unencumbered Assets NOI

	(g)	Total Unsecured Interest Expense (excludes non-cash interest on convertible debt)

RATIO OF UNENCUMBERED ASSETS NOI
TO TOTAL UNSECURED INTEREST EXPENSE (f)/(g)

Must be greater than or equal to: 1.75:1.00

4	Fixed Charge Coverage Ratio (Section 7.1(f))

Total Adjusted EBITDA (as used in Fixed Charge Ratio calculation)

	(a)	(a) Total Adjusted EBITDA (from prior page)

Add back:

	(b)	Income from mezzanine and mortgage loan receivables

	(c)	Dividend and interest income from marketable securities

	(d)	EBITDA of Properties acquired within last 24 months

	(e)	Cash flow distributions from Unconsolidated Entities over past 12 months

	(f)	Fixed Charge Total Adjusted EBITDA = (a) plus (b) plus (c) plus (d) plus (e)

Total Debt Service

	(g)	Total interest expense

(h)

scheduled principal amortization for Kimco and Consolidated Entities (excluding optional prepayments, balloon payments due at maturity, and non-cash interest on convertible debt, (excluding optional prepayments, balloon payments due at maturity, and non-cash interest on convertible debt and provided that the amount of any scheduled principal debt amortization payment paid during the Test Period with respect to Indebtedness related to a property acquired during such Test Period shall be limited in proportion to the fraction of such Test Period during which Kimco or another Consolidated Entity owned such property or had assumed such Indebtedness as applicable)

	(i)	Preferred stock dividends

	(j)	Total Debt Service = Total of (g), (h) and (i)

FIXED CHARGE COVERAGE RATIO: (f)/(j)

Must be greater than or equal to: 1.50:1.00

(3) To the best of such Responsible Officer's knowledge, the Borrower and each of the other Loan Parties has, during the period referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: NONE.

IN WITNESS WHEREOF, I have hereto set my name.

Name:	Glenn G. Cohen
Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT F-1
TO THE CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 30, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Kimco, the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and the other agents party thereto.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                   , 20[ ]

EXHIBIT F-2
TO THE CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 30, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Kimco, the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and the other agents party thereto.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Agent and the Borrower and (2) the undersigned shall have at all times furnished the Administrative Agent and the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:                   , 20[ ]

EXHIBIT F-3
TO THE CREDIT AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 30, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Kimco, the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and the other agents party thereto.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non U.S. person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                   , 20[ ]

EXHIBIT F-4
TO THE CREDIT AGREEMENT

 [FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of January 30, 2015 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Kimco, the Lenders from time to time party thereto, PNC Bank, National Association, as Administrative Agent, and the other agents party thereto.

Pursuant to the provisions of Section 2.12 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date:                   , 20[ ]

SCHEDULE 1.1A

TO CREDIT AGREEMENT

LENDERS AND COMMITMENTS

Lender	Commitment	Applicable Percentage of Commitments
PNC BANK, NATIONAL ASSOCIATION	$85,000,000.00	13.0769231%
REGIONS BANK	$80,000,000.00	12.3076923%
THE BANK OF NEW YORK MELLON	$60,000,000.00	9.23076923%
U.S. BANK NATIONAL ASSOCIATION	$50,000,000.00	7.69230769%
JPMORGAN CHASE BANK, N.A.	$45,000,000.00	6.92307692%
WELLS FARGO BANK, NATIONAL ASSOCIATION	$45,000,000.00	6.92307692%
BRANCH BANKING AND TRUST COMPANY	$37,500,000.00	5.76923077%
MIZUHO BANK, LTD.	$37,500,000.00	5.76923077%
MUFG UNION BANK, N.A.	$37,500,000.00	5.76923077%
ROYAL BANK OF CANADA	$37,500,000.00	5.76923077%
TD BANK, N.A.	$37,500,000.00	5.76923077%
THE BANK OF NOVA SCOTIA	$37,500,000.00	5.76923077%
BANK OF AMERICA, N.A.	$20,000,000.00	3.07692308%
CITIBANK, N.A.	$20,000,000.00	3.07692308%
SUNTRUST BANK	$20,000,000.00	3.07692308%
TOTAL	$650,000,000.00	100%

SCHEDULE 4.1

TO CREDIT AGREEMENT

CERTAIN FINANCIAL DISCLOSURES

1.

Any Indebtedness, Guarantee Obligation, contingent liability, liability for taxes, unusual transaction, sale, transfer, other disposition, purchase, acquisition or other matter, in each case, described in Kimco’s press release titled “Kimco Realty to Acquire Partner’s Interest in 39-Property Kimstone Portfolio” as published on December 12, 2014.

2.

Any Indebtedness, Guarantee Obligation, contingent liability, liability for taxes, unusual transaction, sale, transfer, other disposition, purchase, acquisition or other matter, in each case, described in Kimco’s press release titled “Kimco Realty Reports Fourth Quarter and Full Year 2014 Transaction Activity; Substantially Completes Strategic Exit from Latin America” as published on January 7, 2015.

SCHEDULE 4.19

TO CREDIT AGREEMENT

CONDEMNATION PROCEEDINGS

Site No.	Location
041	Middletown, NY
174	East Orlando, FL
224/387	Elgin, IL
567A	Webster, TX
573A	Bridgewater, NJ
649	Blue Bell, PA
1025A	Harvey, LA
1112B	Yulee, FL
1373A	Sturbridge, MA
1375A	Edgewater, NJ
1684	Charlotte, NC
n/a	Regal Cinema, Fossil Creek, TX
n/a	Taco Bueno, Denton, TX
n/a	Taco Buena, Denton, TX

SCHEDULE 7.2

TO CREDIT AGREEMENT

TRANSACTION(S) REFERRED TO IN SECTION 7.2

NONE

SCHEDULE 7.7

TO CREDIT AGREEMENT

TRANSACTION(S) REFERRED TO IN SECTION 7.7

Indenture, dated as of September 1, 1993, between Kimco Realty Corporation and Bank of New York (as successor to IBJ Schroder Bank and Trust Company), as supplemented by the first supplemental indenture thereto, dated as of August 4, 1994, the second supplemental indenture thereto, dated as of April 7, 1995, the third supplemental indenture thereto, dated as of June 2, 2006, the fourth supplemental indenture thereto, dated as of April 26, 2007, the fifth supplemental indenture thereto, dated as of September 24, 2009, the sixth supplemental indenture thereto, dated as of May 23, 2013, and the seventh supplemental indenture thereto, dated as of April 24, 2014;

Indenture, dated as of April 21, 2005, between Kimco North Trust III, Kimco Realty Corporation and BNY Trust Company of Canada, as supplemented by the first supplemental indenture thereto, dated as of June 2, 2006, the second supplemental indenture thereto dated as of August 16, 2006, the third supplemental indenture thereto, dated as of April 13, 2010, and the fourth supplemental indenture thereto, dated July 22, 2013;

Indenture, dated April 6, 2001, between Pan Pacific Retail Properties, Inc. and The Bank of New York, as trustee, as supplemented by the first supplemental indenture thereto, dated as of October 31, 2006;

Amended and Restated Credit Agreement, dated as of March 17, 2014, among Kimco Realty Corporation, as borrower, the subsidiary borrowers party thereto, the lenders and agents party thereto from time to time, and JPMorgan Chase Bank, N.A., as Administrative Agent;

Credit Agreement, dated as of April 17, 2012, among Kimco Realty Corporation, as borrower, the several banks, financial institutions and other entities from time to time parties thereto, PNC Bank, National Association, as administrative agent, and each of the other parties named therein, as amended on March 17, 2014;

Credit Agreement, dated as of June 28, 2012, by and among InTown Hospitality Corp. as borrower, Kimco Realty Corporation, as guarantor, JPMorgan Chase Bank, N.A., as Administrative Agent, and each of the other parties named therein (including the amendment thereto described in the Acknowledgment of Automatic Amendment related thereto delivered on March 17, 2014 by Kimco Realty Corporation to the administrative agent under such credit agreement).